                                                                       EXHIBIT 1

                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

                                 by and between

                            THE FORTRESS GROUP, INC.

                                      and

                          PROMETHEUS HOMEBUILDERS LLC

                         Dated as of September 30, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I.  DEFINITIONS                                                        2
            -----------

     Section 1.1. Defined Terms.                                               2
                  -------------

ARTICLE II.  PURCHASE AND SALE OF SECURITIES                                  13
             -------------------------------

     Section 2.1. Purchase and Sale of Securities.                            13
                  -------------------------------
     Section 2.2. Consideration.                                              13
                  -------------
     Section 2.3. Right to Assign.                                            13
                  ---------------

ARTICLE III.  CLOSING                                                         13
              -------

     Section 3.1. Location of Closings.                                       13
                  --------------------
     Section 3.2. First and Second Closings.                                  13
                  -------------------------
     Section 3.3. Subsequent Purchases and Sales.                             14
                  ------------------------------
     Section 3.4. Deliveries by the Company at Closing.                       14
                  ------------------------------------
     Section 3.5. Deliveries by the Purchaser at Closing.                     15
                  --------------------------------------
     Section 3.6. Certificates; Opinions.                                     15
                  ----------------------
     Section 3.7. Ancillary Agreements.                                       15
                  --------------------
     Section 3.8. Form of Documents and Instruments.                          15
                  ---------------------------------
     Section 3.9. Further Purchases.                                          15
                  -----------------
     Section 3.10. Redelivery and Cancellation of Warrants.                   15
                   ---------------------------------------

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY                    16
             ---------------------------------------------

     Section 4.1. Organization of the Company.                                16
                  ---------------------------
     Section 4.2. Capitalization of the Company.                              16
                  -----------------------------
     Section 4.3. Authorization of Issuance.                                  17
                  -------------------------
     Section 4.4. Authorization.                                              17
                  -------------
     Section 4.5. Noncontravention.                                           17
                  ----------------
     Section 4.6. Consents and Approvals.                                     18
                  ----------------------
     Section 4.7. Subsidiaries.                                               18
                  ------------
     Section 4.8. Employee Benefit Plans and Other Agreements.                19
                  -------------------------------------------
     Section 4.9. SEC Filings.                                                24
                  -----------
     Section 4.10. Absence of Undisclosed Liabilities; Guarantees.            25
                   ----------------------------------------------
     Section 4.11. Absence of Certain Changes.                                25
                   --------------------------
     Section 4.12. Compliance With Laws.                                      25
                   --------------------
     Section 4.13. Litigation.                                                26
                   ----------
     Section 4.14. True and Complete Disclosure.                              26
                   ----------------------------
     Section 4.15. Taxes.                                                     26
                   -----
     Section 4.16. Properties.                                                28
                   ----------
     Section 4.17. Environmental Matters.                                     31
                   ---------------------
     Section 4.18. Insurance.                                                 32
                   ---------
     Section 4.19. Condition of Tangible Assets.                              32
                   ----------------------------

     Section 4.20. Contracts and Commitments.                                 33
                   -------------------------
     Section 4.21. Books and Records.                                         33
                   -----------------
     Section 4.22. Labor Matters.                                             33
                   -------------
     Section 4.23. Payments.                                                  33
                   --------
     Section 4.24. Information.                                               33
                   -----------
     Section 4.25. Board Recommendations.                                     34
                   ---------------------
     Section 4.26. Intellectual Property                                      34
                   ---------------------
     Section 4.27. Securities Offerings.                                      35
                   --------------------
     Section 4.28. No Agreements to Sell the Assets or the Company.           35
                   -----------------------------------------------
     Section 4.29. No Brokers.                                                35
                   ----------
     Section 4.30. Transactions with Certain Persons.                         35
                   ---------------------------------

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF PURCHASER                       36
            -------------------------------------------

     Section 5.1. Organization of the Purchaser.                              36
                  -----------------------------
     Section 5.2. Authorization.                                              36
                  -------------
     Section 5.3. Noncontravention.                                           36
                  ----------------
     Section 5.4. Consents and Appeals.                                       36
                  --------------------
     Section 5.5. Purchase for Investment.                                    37
                  -----------------------
     Section 5.6. Disclosure Documents.                                       37
                  --------------------
     Section 5.7. No Brokers.                                                 37
                  ----------

ARTICLE VI.  ACTIONS BY THE COMPANY AND THE PURCHASER PRIOR TO THE SECOND
             ------------------------------------------------------------
CLOSING                                                                       38
-------

     Section 6.1. Meeting of Stockholders; Proxy Statement; Certificate
                  -----------------------------------------------------
     Amendments.                                                              38
     ----------
     Section 6.2. Stock Exchange Approval.                                    39
                  -----------------------
     Section 6.3. Continuing Operations.                                      39
                  ---------------------
     Section 6.4. Press Releases.                                             41
                  --------------
     Section 6.5. Additional Financial Statements.                            41
                  -------------------------------
     Section 6.6. Investigations and Access.                                  41
                  -------------------------
     Section 6.7. Notification of Certain Matters.                            42
                  -------------------------------
     Section 6.8. No Solicitation.                                            42
                  ---------------
     Section 6.9. Further Assurances.                                         43
                  ------------------
     Section 6.10. HSR Act Notification.                                      43
                   --------------------
     Section 6.11. Employee Matters.                                          44
                   ----------------
     Section 6.12. Action by the Company.                                     44
                   ---------------------
     Section 6.13. Liability Insurance.                                       44
                   -------------------
     Section 6.14. Confidentiality.                                           44
                   ---------------
     Section 6.15. Action following Stockholder Approval.                     45
                   -------------------------------------

ARTICLE VII.  CONDITIONS TO ALL CLOSINGS                                      45
              --------------------------

     Section 7.1. Conditions to Each Party's Obligations.                     45
                  --------------------------------------
     Section 7.2. Conditions to the Company's Obligations.                    45
                  ---------------------------------------
     Section 7.3. Conditions to the Purchaser's Obligations.                  46
                  -----------------------------------------

ARTICLE VIII.  SECOND AND SUBSEQUENT CLOSINGS                                 47
               ------------------------------

     Section 8.1. Conditions to Each Party's Obligations at the Second
     Closing.                                                                 47
                  ------------------------------------------------------------
     Section 8.2. Conditions to the Purchaser's Obligations at the Second and
                  -----------------------------------------------------------
     Subsequent Closings.                                                     48
     -------------------

ARTICLE IX.  INDEMNIFICATION                                                  48
             ---------------

     Section 9.1. Survival of Representations, Etc.                           48
                  --------------------------------
     Section 9.2. Indemnification by the Company.                             48
                  ------------------------------
     Section 9.3. Indemnification by the Purchaser.                           49
                  --------------------------------
     Section 9.4. Losses.                                                     49
                  ------
     Section 9.5. Defense of Claims.                                          49
                  -----------------
     Section 9.6. Tax Treatment of Indemnity.                                 50
                  --------------------------

ARTICLE X.  MISCELLANEOUS                                                     50
            -------------

     Section 10.1. Termination.                                               50
                   -----------
     Section 10.2. In the Event of Termination:                               51
                   ---------------------------
     Section 10.3. Fees and Expenses.                                         51
                   -----------------
     Section 10.4. Injunctive Relief.                                         52
                   -----------------
     Section 10.5. Independent Determination.                                 52
                   -------------------------
     Section 10.6. Brokers, etc.                                              52
                   ------------
     Section 10.7. Assignment.                                                52
                   ----------
     Section 10.8. Notices.                                                   52
                   -------
     Section 10.9. Choice of Law.                                             54
                   -------------
     Section 10.10. Entire Agreement; Amendments and Waivers.                 54
                    ----------------------------------------
     Section 10.11. Counterparts.                                             54
                    ------------
     Section 10.12. Invalidity.                                               54
                    ----------
     Section 10.13. Headings.                                                 54
                    --------
     Section 10.14. Limitation of Liability.                                  54
                    -----------------------
     Section 10.15. Abstention from Voting.                                   54
                    ----------------------
     Section 10.16. Mutual Agreement.                                         55
                    ----------------
     Section 10.17. Apportionment of Stock Between Class ABI Preferred Stock and
                    ------------------------------------------------------------
     Class ABII Preferred Stock                                               55
     --------------------------

                                   SCHEDULES

          Schedule 4.2
          Schedule 4.5
          Schedule 4.6
          Schedule 4.7
          Schedule 4.8
          Schedule 4.9
          Schedule 4.10
          Schedule 4.11
          Schedule 4.12
          Schedule 4.13
          Schedule 4.15
          Schedule 4.16(a)
          Schedule 4.16(b)
          Schedule 4.16(c)
          Schedule 4.16(d)
          Schedule 4.16(e)
          Schedule 4.16(f)
          Schedule 4.16(j)
          Schedule 4.16(k)
          Schedule 4.16(s)
          Schedule 4.17
          Schedule 4.18
          Schedule 4.20
          Schedule 4.26
          Schedule 4.27
          Schedule 6.3
          Schedule 6.3(e)
          Schedule 6.3(i)

                                    EXHIBITS

          Exhibit A    Form of Class AA Certificate of Designations
          Exhibit B    Form of Class ABI Certificate of Designations
          Exhibit C    Form of Class ABII Certificate of Designations
          Exhibit D    Form of Registration Rights Agreement
          Exhibit E    Form of Warrant Agreement
          Exhibit F    Form of Stockholders Agreement
          Exhibit G    Executed Stockholders Voting Agreement
          Exhibit H    Form of Bylaws Amendments
          Exhibit I    Form of Certificate Amendments
          Exhibit J    Form of By-laws Amendments - Subsidiaries

          This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of September 30, 1997, is made by and between (i) The Fortress Group, Inc., a Delaware corporation (the "Company") and (ii) Prometheus Homebuilders LLC (the
                           -------
"Purchaser").
----------

                                    RECITALS
                                    --------

          WHEREAS, the Company and the Purchaser entered into that certain stock purchase agreement, dated as of August 14, 1997 (the "First Agreement").
                                                      ---------------

          WHEREAS, the Company and the Purchaser desire to amend and restate in its entirety the First Agreement as set forth herein.

          WHEREAS, the First Agreement, as amended and restated as set forth herein shall be referred to as the "Agreement".
                                    ---------

          WHEREAS, Prometheus Homebuilders Funding Corp. has assigned all its interest in the Purchaser to Lazard Frres Strategic Realty Investors II L.P.

          WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (i) an aggregate of 35,000 shares of its newly issued Class AA Convertible Preferred Stock, $0.01 par value per share (the "Class AA Preferred Stock"), having the rights, designations and
                ------------------------
preferences set forth in the Class AA Certificate of Designations (as defined herein) and (ii) an aggregate of 40,000 shares of its newly issued Class AB Preferred Stock apportioned between Class ABI Convertible Redeemable Preferred Stock, $0.01 par value per share (the "Class ABI Preferred Stock"), having the
                                       -------------------------
rights, designations and preferences set forth in the Class ABI Certificate of Designations (as defined herein) and Class ABII Convertible Redeemable Preferred Stock, $0.01 par value per share (the "Class ABII Preferred Stock" and together
                                       --------------------------
with the Class AA Preferred Stock, and the Class ABI Preferred Stock, the

"Preferred Stock"), having the rights, designations and preferences set forth in
----------------
the Class ABII Certificate of Designations (as defined herein), together with an aggregate of 1,000,000 Warrants (the "Warrants") to purchase initially one share
                                      --------
of Common Stock (as defined herein) at an initial exercise price of $7.00 per share as further described in the Warrant Agreement (as defined herein).

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I


                                  DEFINITIONS
                                  -----------

          Section 1.1.   Defined Terms.
                         -------------

           As used herein, the terms below shall have the following meanings:

          "Affiliate" shall mean any entity controlling, controlled by or under
           ---------
common control with the Company. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Commission under the Securities Act.

          "Agreement" shall mean this Stock Purchase Agreement as amended and
           ---------
restated, together with all schedules and exhibits referenced herein.

          "Alternative Transaction" shall have the meaning set forth in Section
           -----------------------
6.8.

          "Ancillary Agreements" means the Warrant Agreement, the Stockholders
           --------------------
Agreement and the Registration Rights Agreement.

          "Applicable Law" means any statute, law, rule, or regulation or any
           --------------
judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

          "Benefit Arrangement" means any employment, consulting, severance or
           -------------------
other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and (C) covers any present or former employees, directors or consultants of the Company (with respect to their relationship with such entities).

          "Board of Directors" means the Board of Directors of the Company.
           ------------------

          "Business" means the business of the Company as described more fully
           --------
in the "Business" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a
           ------------
bank holiday in New York, New York.

          "Bylaws" means the Bylaws of the Company as in effect on the date
           ------
hereof and as may be amended from time to time.

          "Bylaws Amendments" means the amendments in substantially the form set
           -----------------
forth in Exhibit H and Exhibit J attached hereto and any other amendments to the
         ---------     ---------
bylaws of the Company and any of its Subsidiaries reasonably necessary in connection with the transactions contemplated under this Agreement and the Ancillary Agreements (including amendments required to give effect to the Supermajority provisions of the Stockholders Agreement).

          "Certificate Amendments" means the amendments in substantially the
           ----------------------
form set forth in Exhibit I attached hereto and any other amendments to the
                  ---------
Certificate of Incorporation or the certificates of incorporation of the Company's Subsidiaries reasonably necessary in connection with the transactions contemplated under this Agreement and the Ancillary Agreements, including, without limitation, (a) an increase to the authorized number of shares of Common Stock of the Company if necessary, (b) the terms and conditions of the designations, rights and preference of the Preferred Stock set forth in the Preferred Stock Certificates of Designations, and (c) such other changes to the Certificate of Incorporation as are reasonably necessary to give effect to the rights, preferences and designations of the Preferred Stock contained in the Preferred Stock Certificates of Designations and the provisions of this Agreement and the Ancillary Agreements (including the voting provisions set forth in the Stockholders Agreement, if requested by the Purchaser).

          "Certificate of Incorporation" means the Certificate of Incorporation
           ----------------------------
of the Company as amended or restated and as in effect on the date hereof.

          "Claim" shall have the meaning set forth in Section 9.5.
           -----

          "Claim Notice" shall have the meaning set forth in Section 9.5.
           ------------

          "Class AA Certificate of Designations" means the Certificate of
           ------------------------------------
Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of the Class AA Convertible Preferred Stock, $0.01 par value per share, of the Company, substantially in the form attached hereto as Exhibit A.
                                             ---------

          "Class AA Per Share Purchase Price" shall mean the price of $1000 per
           ---------------------------------
share for the Class AA Preferred Stock.

          "Class AA Preferred Stock" means the 6% - 12% Class AA Convertible
           ------------------------
Preferred Stock, $0.01 par value per share, of the Company.

          "Class ABI Certificate of Designations" means the Certificate of
           -------------------------------------
Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications,

Limitations and Restrictions thereof of the Class AB Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Company, substantially in the form attached thereto as Exhibit B.
                         ---------

          "Class ABII Certificate of Designations" means the Certificate of
           --------------------------------------
Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of the Class ABII Convertible Redeemable Preferred Stock, $0.01 par value per share, of the Company, substantially in the form attached thereto as Exhibit C.
                                                           ---------

          "Class ABI Per Share Purchase Price" shall mean the price of $1000 per
           ----------------------------------
share for the Class ABI Preferred Stock.

          "Class ABII Per Share Purchase Price" shall mean the price of $1000
           -----------------------------------
per share for the Class ABII Preferred Stock.

          "Class AB Preferred Stock" means the Class ABI Preferred Stock and the
           ------------------------
Class ABII Preferred Stock.

          "Class ABI Preferred Stock" means the 12% Class ABI Convertible
           -------------------------
Redeemable Preferred Stock, $0.01 par value per share, of the Company.

          "Class ABII Preferred Stock" means the 12% Class ABII Convertible
           --------------------------
Redeemable Preferred Stock, $0.01 par value per share, of the Company.

          "Closing" shall mean the consummation of any purchase of Preferred
           -------
Stock.

          "Closing Date" means, with respect to the consummation of any purchase
           ------------
of Preferred Stock, the third Business Day following the date on which the conditions set forth herein with respect thereto shall be satisfied or duly waived, or if the Company and the Purchaser mutually agree on a different date in this Agreement or otherwise, the date upon which they have mutually agreed.

          "Code" means the Internal Revenue Code of 1986, as it may be amended
           ----
from time to time.

          "Commission" means the United States Securities and Exchange
           ----------
Commission.

          "Commitment" shall have the meaning set forth in Section 4.11.
           ----------

          "Common Stock" means the common stock, par value $0.01 per share, of
           ------------
the Company.

          "Company" shall have the meaning set forth in the first paragraph
           -------
hereof.

          "Company Employee Plan" shall have the meaning set forth in Section
           ---------------------
4.8(a).

          "Company Indemnified Parties" shall have the meaning set forth in
           ---------------------------
Section 9.3.

          "Company Pension Plan" shall have the meaning set forth in Section
           --------------------
4.8(a).

          "Contract" shall mean any written or oral agreement, contract, lease,
           --------
commitment, understanding, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound.

          "Conversion Shares" means the shares of Common Stock issuable upon the
           -----------------
conversion of the Preferred Stock.

          "Employee Plans" means all Benefit Arrangements, Multiemployer Plans,
           --------------
Pension Plans and Welfare Plans.

          "Encumbrance" means any claim, lien, mortgage, deed of trust, deed to
           -----------
secure debt, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other rights of third parties of any nature, and, with respect to any securities, any agreements, understandings or restrictions affecting the voting rights or other incidents of record or beneficial ownership pertaining to such securities.

          "Environmental Conditions" means (1) the Release or threatened Release
           ------------------------
of any Hazardous Material (whether or not upon a Facility or any former Facility or the Real Property or other property and whether or not such Release constituted at the time thereof a violation of any Environmental Law), or (2) the state of the environment, including natural resources (e.g., flora and fauna) soil, surface water, ground water, wetlands or ambient air, as a result of which the Company has or may become liable under any Environmental Laws or by reason of which any Facility, any former Facility or any of the Real Property or the other assets of the Company may suffer or be subjected to any Encumbrances.

          "Environmental Laws" means any and all applicable Federal, state,
           ------------------
local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees, or other requirement of any Governmental Entity (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health or relating to exposure of any kind to Hazardous Materials, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits" means any and all permits, licenses,
           ---------------------
registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Affiliate" means any entity which is (or at any relevant time
           ---------------
was) a member of a "controlled group of corporations" with, under "common control" with, a member of an "affiliated service group" with, or otherwise required to be aggregated with the Company, as set forth in Section 414(b), (c),
(m) or (o) of the Code or Section 4001(b)(1) of ERISA.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Executive Committee" shall have the meaning set forth in Section
           -------------------
7.3(f).

          "Existing Preferred Stock" means the Series A Preferred Stock, the
           ------------------------
Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock of the Company.

          "Existing Preferred Stock Certificates of Designations" means the
           -----------------------------------------------------
Company's (i) Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of the Series A 11% Cumulative Convertible Preferred Stock, $0.01 par value per share, (ii) Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of the Series B Convertible Preferred Stock, $0.01 par value per share, (iii) Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of the Series C Convertible Preferred Stock, $0.01 par value per share, and (iv) Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of the Series D 6% Convertible Redeemable Preferred Stock, $0.01 par value per share.

          "Existing Stockholders Agreement" shall mean that certain Stockholders
           -------------------------------
Agreement, dated as of April 15, 1996, by and among Charles F. Smith, Jr., James
J. Martell, Jr., Patricia Donnelly, Michael P. Kahn and Pepi Kahn, Co-Trustees of the Kahn Grantor Trust of 1993, James F. McEneany, Jr., James M. Pirrello, Brian McGregor, Brian Buchanan, Thomas B. Buffington, Edward A. Kirkpatrick, James M. Giddens, J. Christopher Stuhmer, Robert Short, Lanold W. Caldwell and Lawrence J. Witek.

          "Facilities" means the offices, buildings and other improvements and
           ----------
all other real property and related facilities, including the Real Property, which are owned, leased or operated by the Company or any of its Subsidiaries.

          "Financial Product Agreement" shall mean any (a) interest rate,
           ---------------------------
currency, commodity or other swap, cap, floor, collar, insurance or similar agreement or arrangement, (b) put, call, futures or forward contract, straddle, commodities contract, option or warrant other than outstanding options or warrants for Common Stock, (c) repurchase or reverse repurchase or similar agreement or arrangement or (d) any other financial, derivative, hedge, or speculative product, service or agreement, contract or arrangement.

          "First Closing" shall have the meaning set forth in Section 3.2(a).
           -------------

          "Fixtures and Equipment" shall mean all of the furniture, fixtures,
           ----------------------
furnishings, machinery and equipment owned by the Company or any of its Subsidiaries.

          "Further Purchase" shall have the meaning set forth in Section 3.9.
           ----------------

          "GAAP" shall have the meaning set forth in Section 4.9.
           ----

          "Governmental Entity" means any court or tribunal in any jurisdiction
           -------------------
(domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

          "Hazardous Materials" means any hazardous substance, gasoline or
           -------------------
petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether solid, liquid or gas, that is regulated pursuant to any Environmental Law or that gives rise to liability under any Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Indemnified Parties" shall have the meaning set forth in Section 9.3.
           -------------------

          "Indenture" shall mean that certain Indenture, dated as of May 21,
           ---------
1996, by and between The Fortress Group, Inc. and IBJ Schroder Bank & Trust Company, as amended by that certain First Supplemental Indenture, dated as of May 21, 1996, and that certain Second Supplemental Indenture, dated as of May 27, 1997, between the same parties.

          "Liabilities" shall mean, as to any person, all debts, adverse claims,
           -----------
liabilities and obligations, direct, indirect, absolute or contingent of such person, whether known or unknown, accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including without limitation (i) obligations arising from non-compliance with any law, rule or regulation of any Government Entity or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for the Company's employees or former employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any Encumbrance on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

          "Losses" shall have the meaning set forth in Section 9.2.
           ------

          "Material Adverse Effect" with respect to any person or entity shall
           -----------------------
mean an event, occurrence or condition that has had or reasonably would be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, working capital, operations or prospects of such person or entity and its Subsidiaries (if any), taken as a whole.

          "Material Agreements" shall mean all of the following Contracts to
           -------------------
which the Company or any of its Subsidiaries is a party: (a) all Contracts which
(i) involve payments by or to any Person, of more than $50,000 in cash or other property or services, or (ii) extend for a term of more than thirty (30) days from the date hereof (unless the same is (y) cancelable on not more than thirty
(30) days' notice without fee, premium or penalty or (z) motor vehicle or equipment leases not involving payments in excess of $50,000), (b) all loan agreements and commitments, credit agreements, indentures, promissory notes, mortgages, deeds of trust, pledge or security agreements, factoring agreements, conditional sales Contracts, letters of credit or other agreements or instruments evidencing, securing or issued in connection with any Liability, (c) all operating leases or capital leases for equipment to which the Company is a party, involving annual payments in excess of $50,000 per lease, (d) all union, labor or collective bargaining Contracts, (e) all consulting, management, development, leasing brokerage or similar agreements with total obligations in excess of $50,000, (f) any guarantee of any Liability or other obligations of any Person other than guarantees by the Company of the obligations of its wholly owned Subsidiaries, (g) each joint venture, partnership, operating or similar agreement, (h) each agreement relating to any outstanding commitment for capital expenditures involving future payments which, together with future payments under all other agreements, Contracts or commitments relating to the same capital project, exceed $50,000, (i) any agreement, Contract or commitment relating to a disposition or an acquisition of the assets (except in respect of the disposition or acquisition of assets with a fair market value of less than $50,000) or securities of, or any interest in, any Person or other business enterprise, (j) any agreement, Contract or commitment in respect of any Liability of whatever nature (including, without limitation, open account indebtedness) to any Affiliate of the Company, or any agreement, Contract or commitment with or to any Affiliate of the Company, (k) any agreement, Contract or commitment containing any covenant limiting the freedom of the Company to undertake, conduct or engage in any business or activity or to compete with any Person in any geographic area, (l) any Financial Product Agreement, (m) any construction, development, service, supply and maintenance agreement (unless the same is (y) cancelable on not more than thirty (30) days' notice without fee, premium or penalty or (z) does not involve payments in excess of $50,000), (n) all leases of Real Property and (o) all agreements not entered into in the ordinary course of business;

          "Multiemployer Plan" means any "multiemployer plan," as defined in
           ------------------
Section 4001(a)(3) or 3(37) of ERISA, which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" means any "employee pension benefit plan" as defined in
           ------------
Section 3(2) of ERISA (other than a Multiemployer Plan) which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          "Permits" shall mean all licenses, permits, orders, consents,
           -------
approvals, registrations, authorizations, qualifications and filings required by any federal, state, local or foreign laws or governmental or regulatory bodies and all industry or other non-governmental self-regulatory organizations.

          "Permitted Encumbrances" means (i) any mechanic's or materialmen's
           ----------------------
lien or similar Encumbrances arising in the ordinary course of business with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (ii) Encumbrances for Taxes not yet due and payable or which are being contested in good faith by appropriate proceeding, for which appropriate reserves have been established, (iii) easements, licenses, covenants, rights of way and similar Encumbrances which, individually or in the aggregate, would not materially and adversely affect the marketability or value of the property encumbered thereby or materially interfere with the operations of the Company.

          "Person" means any individual, co-partner, association, partnership,
           ------
joint venture, limited liability company, trust, estate or other entity or organization.

          "Preferred Stock" shall have the meaning set forth in the Recital
           ---------------
hereto.

          "Preferred Stock Certificates of Designations" shall mean the Class AA
           --------------------------------------------
Certificate of Designations, the Class ABI Certificate of Designations and the Class ABII Certificate of Designations.

          "Preferred Stock Director" shall mean the three directors elected by
           ------------------------
the holders of the Preferred Stock in the manner set forth in the Preferred Stock Certificates of Designations.

          "Preferred Stock Liquidation Preference" shall mean $1,000 per share
           --------------------------------------
of Preferred Stock, plus any accrued and unpaid dividends thereon.

          "Proceeding" means any action, suit or proceeding, whether civil,
           ----------
criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could reasonably be expected to lead to such an action, suit or proceeding.

          "Proprietary Rights" shall have the meaning set forth in Section
           ------------------
4.26(a).

          "Proxy Materials" means the proxy statement and other proxy materials
           ---------------
(as amended and supplemented) to be used to solicit proxies on behalf of the board of directors of the Company in connection with the Stockholders Meeting.

          "Purchase Price" shall mean the Class AA Per Share Purchase Price
           --------------
multiplied by the number of shares of Class AA Preferred Stock to be purchased and sold at a particular Closing plus the Class ABI Per Share Purchase Price multiplied by the number of shares of Class ABI Preferred Stock to be purchased and sold at a particular Closing plus the Class ABII Per Share Purchase Price multiplied by the number of shares of Class ABII Preferred Stock to be purchased and sold at a particular Closing.

          "Purchaser" shall have the meaning set forth in the first paragraph
           ---------
hereof.

          "Purchaser Indemnified Parties" shall have the meaning set forth in
           -----------------------------
Section 9.2.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement substantially in the form of Exhibit D attached hereto.
                                       ---------

          "Regulation D" shall have the meaning set forth in Section 4.27(b).
           ------------

          "Regulations" means any laws, statutes, ordinances, regulations,
           -----------
rules, notice requirements, court decisions and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health laws and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "Release" means and includes any spilling, leaking, pumping, pouring,
           -------
emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Law.

          "Schedules" shall have the meaning set forth in Section 10.10.
           ---------

          "SEC Filings" shall have the meaning set forth in Section 4.9.
           -----------

          "Second Closing" shall have the meaning set forth in Section 3.2(b).
           --------------

          "Securities" means the Preferred Stock and the Warrants.
           ----------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Series A Preferred Stock" means the shares of Series A 11% Cumulative
           ------------------------
Convertible Preferred Stock, $0.01 par value per share, of the Company outstanding on the date hereof.

          "Series B Preferred Stock" means the shares of Series B Convertible
           ------------------------
Preferred Stock, $0.01 par value per share, of the Company outstanding on the date hereof.

          "Series C Preferred Stock" means the shares of Series C Convertible
           ------------------------
Preferred Stock, $0.01 par value per share, of the Company to be issued in accordance with existing contractual provisions.

          "Series D Preferred Stock" means the shares of Series D 6% Convertible
           ------------------------
Redeemable Preferred Stock, $0.01 par value per share, of the Company outstanding on the date hereof or to be issued in accordance with existing contractual provisions.

          "Shareholder Undertakings" means the undertakings delivered by the
           ------------------------
Company to the Purchaser on the date of this Agreement pursuant to the Stockholders Voting Agreement by all the stockholders party to the Stockholders Voting Agreement including the proxy of each such person to vote in favor of the Stockholder Approval.

          "Stockholder Approval" shall have the meaning set forth in Section
           --------------------
8.1(a).

          "Stockholders Agreement" means the Stockholders Agreement
           ----------------------
substantially in the form of Exhibit F attached hereto.
                             ---------

          "Stockholders Meeting" shall have the meaning set forth in Section
           --------------------
6.1(a).

          "Stockholders Voting Agreement" shall mean that certain Stockholders
           -----------------------------
Voting Agreement, dated as of September 30, 1997, by and among the Company, the Purchaser and certain stockholders named therein, an executed version of which is attached hereto as Exhibit G.
                      ---------

          "Subsequent Closing" shall mean each Closing of a Subsequent Purchase.
           ------------------

          "Subsequent Purchase" shall have the meaning set forth in Section
           -------------------
3.3(a).

          "Subsidiary" means, with respect to any Person, (a) any corporation of
           ----------
which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any corporate or non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has an ownership interest and 100% of the revenue of which is included in the consolidated financial reports of such Person consistent with GAAP.

          "Tax" or "Taxes" means any federal, state, local or foreign net or
           ---      -----
gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or like assessment or charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, imposed by any governmental authority or arising under any Tax law or agreement, including, without limitation, any joint venture or partnership agreement.

          "Tax Return" means any return, declaration, report, claim for refund
           ----------
or information or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

          "Third Party Notice" shall have the meaning set forth in Section 9.5.
           ------------------

          "Title Policies" shall have the meaning set forth in Section 4.16(a).
           --------------

          "Transaction" means, taken together, the transactions contemplated
           -----------
under this Agreement.

          "Transaction Expenses" means the reasonable fees and expenses incurred
           --------------------
by the Purchaser, including, but not limited to, fees and expenses of legal counsel, accountants and consultants and travel expenses in connection with the preparation of the Agreement and the Purchaser's due diligence examination relating to the Agreement and the transactions contemplated hereby, including, without limitation, Hart-Scott-Rodino filing fees, if any.

          "Warrant Agreement" means that certain Warrant Agreement by and among
           -----------------
the Company and the Purchaser substantially in the form attached hereto as

Exhibit E pursuant to which the Company shall, on the date of the First and
---------
Second Closing, issue the Warrants to the Purchaser.

          "Warrants" shall have the meaning set forth in recital hereto.
           --------

          "Warrant Shares" means the Common Stock issuable upon the exercise of
           --------------
the Warrants.

          "Welfare Plan" means any "employee welfare benefit plan" as defined in
           ------------
Section 3(1) of ERISA, which (A) the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company or any ERISA Affiliate may incur any liability and (B) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

                                  ARTICLE II


                        PURCHASE AND SALE OF SECURITIES
                        -------------------------------

          Section 2.1. Purchase and Sale of Securities. Subject to the terms and
          --------------------------------------------
conditions hereof, from time to time after the date hereof, at the Closings, the Company will sell, convey, assign, transfer, and deliver, and the Purchaser will purchase and acquire from the Company (i) an aggregate of 35,000 shares of Class AA Preferred Stock, (ii) an aggregate of 40,000 shares of Class AB Preferred Stock which shall be apportioned between the Class ABI Preferred Stock and the Class ABII Preferred Stock as set forth in Section 10.17 and (iii) an aggregate of 1,000,000 Warrants (subject to adjustment in accordance with the terms of the Warrant Agreement).

          Section 2.2.  Consideration.  Subject to the terms and conditions
                        -------------
hereof, at each Closing, the Purchaser shall deliver to the Company the Purchase Price with respect to the number of shares of Preferred Stock to be purchased and sold at such Closing by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Company.

          Section 2.3.  Right to Assign.  The Purchaser may assign its rights
                        ---------------
and delegate its obligations created hereby to purchase Securities in accordance with the provisions of Section 10.7.

                                  ARTICLE III


                                    CLOSING
                                    -------

          Section 3.1. Location of Closings. Each Closing shall be held at 9:00
          ---------------------------------
a.m. Eastern Time on the applicable Closing Date at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022.

          Section 3.2.  First and Second Closings.
                        -------------------------

          (a) First Closing.  Subject to the terms and conditions hereof, on
              -------------
September 30, 1997, the Purchaser will purchase and acquire from the Company, and the Company will sell, convey, assign, transfer and deliver to the Purchaser, 11,700 shares of Class AA Preferred Stock and 375,000 Warrants, and the Purchaser will pay to the Company the Purchase Price for such shares of Preferred Stock (the "First Closing").
                      -------------

          (b) Second Closing.  Subject to the terms and conditions hereof, on
              --------------
December 30, 1997, the Purchaser will purchase and acquire from the Company and the Company will sell, convey, assign, transfer and deliver to the Purchaser, 4,633 shares of Class AA Preferred Stock and 18,667 shares of Class AB Preferred Stock apportioned between the Class ABI Preferred Stock and the Class ABII Preferred Stock as set forth in Section 10.17 and 625,000 Warrants, and the Purchaser will pay to the Company the Purchase Price for such shares of Preferred Stock (the "Second Closing"); provided, however, that if Stockholder
                      ------ -------    --------  -------
Approval has
not been obtained by December 30, 1997, the Company may, at its option, extend the date of the Second Closing to any Business Day up to and including January 31, 1998.

          Section 3.3.  Subsequent Purchases and Sales.
                        ------------------------------

          (a) Subject to the terms and conditions hereof, following the Second Closing, the Company shall be obligated to sell to the Purchaser, from time to time at one or more Subsequent Closings, an aggregate of 18,667 shares of Class AA Preferred Stock and 21,333 shares of Class AB Preferred Stock, apportioned between the Class AA Preferred Stock and the Class AB Preferred Stock in proportionate amounts and apportioned between the Class ABI Preferred Stock and the Class ABII Preferred Stock as set forth in Section 10.17 (each referred to as a "Subsequent Purchase" and, together, the "Subsequent Purchases"), subject
      -------------------                      --------------------
to satisfaction or waiver of the conditions set forth in Sections 7.1 and 7.3 and Article VIII. Subject to the terms and conditions hereof, the Closing of any Subsequent Purchase shall occur as soon as practicable following the date on which the conditions set forth in Article VII and Article VIII shall have been satisfied or duly waived and the applicable notice period referred to in Section 3.3(b) below shall have expired.

          (b) At least 20 Business Days prior to any Subsequent Purchase, the Company shall notify (which shall be in writing and irrevocable) the Purchaser of the anticipated date of the Subsequent Closing (which shall be a Business
Day) and the number of shares of Preferred Stock the Company is requiring the Purchaser to purchase, which shall not be fewer than 10,000 Shares of Preferred Stock unless such purchase is of the balance of the Preferred Stock. The Company shall be obligated to require the Purchaser to make Subsequent Purchases of all of the Preferred Stock on or before December 31, 1998.

          Section 3.4.  Deliveries by the Company at Closing. At each Closing,
                        ------------------------------------
the Company shall issue and deliver to the Purchaser:

          (a) certificates evidencing the Preferred Shares to be issued and delivered at such Closing in the name of the Purchaser (or its permitted assignee(s)) in the respective amounts as set forth in a written notice provided to the Company by the Purchaser, free and clear of all Encumbrances;

          (b) at the First Closing, certificates evidencing 375,000 Warrants and at the Second Closing certificates evidencing 625,000 Warrants, in each case in the name of the Purchaser (or its permitted assignee(s)) in the respective amounts as set forth in a written notice provided to the Company by the Purchaser, free and clear of all Encumbrances; and

          (c) all such other documents and instruments as the Purchaser or its counsel shall reasonably request to consummate or evidence the Transaction.

          Section 3.5.  Deliveries by the Purchaser at Closing.  At each
                        --------------------------------------
Closing, the Purchaser shall deliver to the Company:


          (a) immediately available funds as provided in Section 2.2;

          (b) all such other documents and instruments as the Company or its counsel shall reasonably request to consummate or evidence the Transaction.

          Section 3.6.  Certificates; Opinions.  At each Closing, the Purchaser
                        ----------------------
and the Company shall deliver the certificates, opinions of counsel, and other documents described in Article VII.

          Section 3.7.  Ancillary Agreements.  At the First Closing, the
                        --------------------
Company and the Purchaser shall enter into the Ancillary Agreements.

          Section 3.8.  Form of Documents and Instruments.  All of the documents
                        ---------------------------------
and instruments delivered at Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the parties' respective counsel.

          Section 3.9.  Further Purchases.  Provided that the Company has at
                        -----------------
such time sold all Subsequent Purchases to the Purchaser, the Company may, at its option, request in writing on not less than thirty (30) Business Days' notice that the Purchaser purchase in the aggregate from the Company, in proportionate amounts and on terms otherwise identical to the terms of the securities set forth in Section 2.1., in addition to the Securities set forth in
Section 2.1, up to an additional 11,667 shares of Class AA Preferred Stock, up to an additional 13,333 shares of Class AB Preferred Stock apportioned between Class ABI Preferred Stock and Class ABII Preferred Stock as set forth in Section
10.17 and up to an additional 333,250 Warrants (a "Further Purchase"). The
                                                   ----------------
Purchaser may, in its sole discretion accede to or refuse any such request for a Further Purchase. If the Purchaser accepts any request for a Further Purchase, all Further Purchases shall take place in accordance with Sections 3.3 through
3.8 as if the number of Securities set forth in Section 3.3(a) were increased by the number of additional Securities which the Purchaser has agreed to purchase as a Further Purchase pursuant to this Section 3.9. Purchaser shall have a right of first refusal with respect to any bona fide offer to purchase up to $25,000,000 of equity capital (provided that Purchaser must respond to such offer within 30 days and if Purchaser does not accept such offer, the Company cannot raise such capital on terms materially less favorable to the Company without first offering the securities again to Purchaser).

          Section 3.10.  Redelivery and Cancellation of Warrants.  From and
                         ---------------------------------------
after the Second Closing, in the event the Purchaser defaults in any of its obligations hereunder to fund Subsequent Purchases (otherwise than by reason of a default of the Company), the Purchaser shall promptly redeliver to the Company for cancellation all Warrants received by it in excess of one (1) Warrant for every seventy five dollars ($75) Liquidation Preference of Preferred Stock issued pursuant to this Agreement.

                                  ARTICLE IV


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to the Purchaser as follows:

          Section 4.1.  Organization of the Company.  The Company is a
                        ---------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as presently being conducted. No actions or proceedings to dissolve the Company are pending or, to the knowledge of the Company, threatened. The copies of the Certificate of Incorporation and Bylaws heretofore delivered by the Company to the Purchaser are accurate and complete as of the date hereof. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so taken in the aggregate would not have a Material Adverse Effect on the Company.

          Section 4.2.  Capitalization of the Company.
                        -----------------------------

          (a) The authorized capital stock of the Company as of the date hereof, consists of 49,000,000 shares of Common Stock, par value $0.01 per share and 1,000,000 shares of preferred stock. As of the date hereof, 11,745,275 shares of Common Stock, 10,000 shares of Series A Preferred Stock, 8,854 shares of Series B Preferred Stock, no shares of Series C Preferred Stock and 60,000 shares of Series D Preferred Stock were outstanding. As of the date hereof, 379,800 shares of Common Stock are reserved for issuance upon exercise of outstanding employee stock options, 188,540 shares of Common Stock are reserved for issuance upon conversion of the Existing Preferred Stock and other outstanding securities, a maximum of 60,000 shares of Series C Preferred Stock are reserved for issuance pursuant to existing contractual agreements and a maximum of 600,000 shares of Common Stock are reserved for issuance upon conversion of such Series C Preferred Stock. Schedule 4.2 sets forth the
                                              ------------
beneficiaries of all such reserved shares.  Schedule 4.2 contains the aggregate
                                            ------------
number of outstanding options to purchase shares of Common Stock, the weighted average exercise price with respect to such options and the plan or other arrangements pursuant to which such options were issued. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, any preemptive or similar rights.

          (b) Except as set forth above in paragraph (a) of this Section 4.2, as contemplated by this Agreement and as set forth on Schedule 4.2 hereof, there
                                                   ------------
are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; (iii) no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) no equity equivalents, stock appreciation rights, interests in the ownership or earnings or other similar rights of or with respect to the Company. Except as set forth on Schedule 4.2, there are no outstanding
                                ------------
contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other securities of the type described in clauses (i)-(iv) of the preceding sentence. Except as set forth on Schedule
                                                                      --------
4.2, there are no restrictions upon the voting or transfer of any share of the
---
capital stock or other voting securities of the Company pursuant to the Certificate of Incorporation, the Existing Preferred Stock Certificates of Designations, the Bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which the Company is bound other than restricted stock held by certain employees. Schedule 4.2 contains a
                                                       ------------
true and correct list of all persons holding restricted stock (as defined under any plan or arrangement pursuant to which it was issued), the number of shares of restricted stock held by such persons and the document or documents which describe such restrictions.

          Section 4.3.  Authorization of Issuance.  Upon consummation of the
                        -------------------------
transactions contemplated hereby, the Preferred Stock acquired by the Purchaser from the Company will be duly authorized and validly issued, fully paid and not subject to any preemptive or similar rights. Upon consummation of the transactions contemplated hereunder, the Conversion Shares will be duly authorized and reserved for issuance and upon conversion in accordance with the terms of the Preferred Stock will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights. Upon the First Closing, the Warrant Shares will be duly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

          Section 4.4.  Authorization.  The Company has full corporate power
                        -------------
and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby other than the Stockholder Approval. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action of the Company. The execution and delivery by the Company of the Ancillary Agreements to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company (other than the Stockholder Approval). This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Agreement executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          Section 4.5.  Noncontravention.  Except as set forth on Schedule 4.5,
                        ----------------                          ------------
the execution and delivery by the Company of this Agreement and the Ancillary Agreements and the performance by it of the transactions contemplated hereby and thereby (including the conversion/exercise of all of the Securities acquired or to be acquired by the Purchaser hereunder) do not and will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or the Bylaws, or the charter, bylaws, or other governing instruments of any of its Subsidiaries, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any loss of a benefit which would have a Material Adverse Effect, or of any event of default, right of termination, cancellation, or acceleration under, any Material Agreement including, without limitation, the Indenture, (iii) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) upon the properties of the Company or any of its Subsidiaries, or
(iv) violate any Applicable Law binding upon the Company or any of its Subsidiaries. Schedule 4.5 sets forth, in reasonable detail, the calculations of
              ------------
the Company demonstrating that the Company is currently in compliance with the Indenture and that the transactions contemplated hereby do not and will not result in an event of default under or breach of the terms of the Indenture, or give rise to a "Change of Control Offer" as defined in the Indenture.

          Section 4.6.  Consents and Approvals.  No consent, approval, order,
                        ----------------------
authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, other than (i) filings under the HSR Act and expiration or termination of any applicable waiting period required thereunder, (ii) the filing of the Certificate Amendments with the Secretary of State of the State of Delaware, and (iii) filings under the Exchange Act. Except as set forth on Schedule 4.6, no
                                                       ------------
consent or approval of any person other than any Governmental Entity or The Nasdaq Stock Market, Inc. is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby.

          Section 4.7.  Subsidiaries.
                        ------------

          (a) Except as otherwise set forth on Schedule 4.7, the Company does
                                           ------------
not own, directly or indirectly, any of the capital stock or other securities of any corporation or partnership or have any direct or indirect equity or ownership interest of more than five percent in any other person, other than its Subsidiaries. Schedule 4.7 lists each such Subsidiary of the Company as of the
              ------------
date hereof and its respective jurisdiction of incorporation or formation. As set forth on Schedule 4.7, each Subsidiary of the Company is a corporation,
             ------------
partnership or limited liability company duly organized or formed, as the case may be, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation. Each such Subsidiary has all requisite organizational authority to own, lease, and operate its properties and to carry on its business as now being conducted. Except as otherwise indicated on Schedule 4.7, no actions or proceedings to dissolve any Subsidiary of the
   ------------
Company are pending.

          (b) Except as otherwise indicated on Schedule 4.7 or under the
                                               ------------
Securities Act or the rules and regulations promulgated thereunder, all the outstanding capital stock or other equity interests of each Subsidiary of the Company is owned directly or indirectly by the Company, free and clear of all Encumbrances and restrictions on voting, sale, transfer or disposition. All outstanding shares of capital stock of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable. No shares of capital stock or other equity interests of any Subsidiary of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights.

          (c) Except for shares of Common Stock owned by the Company or any Subsidiary of the Company and as set forth above on Schedule 4.7, there are
                                                    ------------
outstanding (i) no shares of capital stock or other voting securities of any Subsidiary of the Company; (ii) no securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other voting securities of any of any Subsidiary of the Company; (iii) no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from any Subsidiary of the Company, and no obligation of any Subsidiary of the Company to issue or sell, any shares of capital stock or other voting securities of any Subsidiary of the Company or any securities of any Subsidiary of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) no equity equivalents, stock appreciation rights, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary of the Company. There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or any other securities of the type described in clauses (i)-(iv) of the preceding sentence.

          Section 4.8.  Employee Benefit Plans and Other Agreements.
                        -------------------------------------------

          (a) Disclosure; Delivery of Copies of Relevant Documents and Other
              --------------------------------------------------------------
Information.  Schedule 4.8 contains a complete list of Employee Plans which
-----------   ------------
cover or have covered present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities) (each, a "Company Employee Plan"). True and complete copies of
                         ---------------------
each of the following Company Employee Plan documents have been delivered or made available by the Company to the Purchaser: (i) each Company Employee Plan document (and, if applicable, related trust agreements and all annuity contracts or other funding instruments) and all amendments thereto, all reasonably available written descriptions thereof which have been distributed to the Company's employees and those of its ERISA Affiliates and a complete description of any Company Employee Plan, which is not in writing (including a description of the number and level of employees covered thereby), (ii) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Pension Plan and each Welfare Plan (other than a Multiemployer
Plan), which covers or has covered employees of the Company or any of its ERISA Affiliates (with respect to their relationship with such entities), (iii) for the three most recent plan years, any Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan which covers or has covered employees or former employees of the Company or any of its ERISA Affiliates (with respect to their relationship with such entities) (each, a "Company

Pension Plan"), (iv) any actuarial reports prepared for the last three plan
------------
years for each Pension Plan which covers or has covered present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities), (v) a tabulation of age, salary, service and related data as of the last day of the last plan year for employees of the Company or any of its Subsidiaries and (vi) a description setting forth the amount of any liability of the Company or any of its Subsidiaries as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Welfare Plan which covers or has covered employees or former employees of the Company or any of its Subsidiaries.

          (b) Employee Plans.
              --------------

                  (i)   Pension Plans.
                        -------------

                        (A) The funding method used in connection with any Pension Plan which is subject to the minimum funding requirements of ERISA is acceptable and the actuarial assumptions used in connection with funding each such plan are reasonable. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. No "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment", within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Pension Plan.

                        (B) Neither the Company nor any ERISA Affiliate is required to provide security to any Company Pension Plan under Section 401(a)(29) of the Code.

                        (C) Any Company Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

                        (D) Any Company Pension Plan and each related trust agreement, annuity contract or other funding instrument presently complies and has been maintained in compliance, in all material respects, with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including without limitation ERISA and the Code.

                        (E) The Company has paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each Company Pension Plan for each plan year thereof for which such premiums are required. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) with respect to any Pension Plan. No filing has been made by the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC. Neither the Company nor any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

                 (ii)   Multiemployer Plans.
                        -------------------

                        (A) Neither the Company nor any ERISA Affiliate has, at any time, withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively, so as to result in a liability, contingent or otherwise (including without limitation the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA), of the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in
Section 4212(c) of ERISA.

                        (B) All contributions required to be made by the Company or any ERISA Affiliate to any Multiemployer Plan have been made when due.

                        (C) If, as of the Closing Date, the Company (and all ERISA Affiliates) were to withdraw from any Multiemployer Plans to which it (or any of them) has contributed or been obligated to contribute, it (and they) would incur no liabilities to such plans under Title IV of ERISA.

                        (D) To the best of the Company's knowledge, with respect to any Multiemployer Plan: (1) no such Multiemployer Plan has been terminated or has been in reorganization under ERISA so as to result, directly or indirectly, in any liability, contingent or otherwise, of the Company or any ERISA Affiliate under Title IV of ERISA; (2) no proceeding has been initiated by any person (including the PBGC) to terminate such Multiemployer Plan; (3) a "mass withdrawal", as defined in PBGC Reg. Section 2640.7, with respect to such Multiemployer Plan has not occurred; (4) the Company and the ERISA Affiliates have no reason to believe that such Multiemployer Plan will be terminated or will be reorganized under ERISA or that a "mass withdrawal", as defined in PBGC Reg. Section 2640.7, will occur with respect to such Multiemployer Plan; and (5) the Company and the ERISA Affiliates do not expect to withdraw in a "complete withdrawal" or "partial withdrawal" from such Multiemployer Plan.

                 iii)   Welfare Plans
                        -------------

                        (A) Each Welfare Plan presently complies and has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

                        (B) None of the Company, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company from amending or terminating any such benefit plan or Welfare Plan.

                        (C) Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and 4980B of the Code at all times.

                        (D) Neither the Company nor any ERISA Affiliate has incurred any liability with respect to any Welfare Plan that is a "multiemployer plan", as defined in Section 3(37) of ERISA, under the terms of such Welfare Plan, any collective bargaining agreement or otherwise resulting from any cessation of contributions, cessation of obligation to make contributions or other form of withdrawal from such Welfare Plan.

                        (E) If, as of the Closing Date, the Company (and all ERISA Affiliates) were to have a cessation of contribution, cessation of obligations to make contribution or other form of withdrawal from all Welfare Plans that are "multiemployer plans", as defined in Section 3(37) of ERISA, it (and they) would incur no material liabilities with respect to any such Welfare Plans under the terms of such Welfare Plans, any collective bargaining agreement or otherwise.

                 (iv)   Benefit Arrangements.  Each Benefit Arrangement has
                        --------------------
been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including without limitation, the Code. Except as set forth in Schedule 4.8 and except as provided
                                             ------------
by law, the employment of all persons presently employed or retained by the Company is terminable at will.

                  (v)   Unrelated Business Taxable Income.  No Employee Plan
                        ---------------------------------
(or trust or other funding vehicle pursuant thereto) is subject to any tax under Code Section 511.

                 (vi)   Deductibility of Payments.  There is no contract,
                        -------------------------
agreement, plan or arrangement covering any present or former employee, director or consultant of the Company or any of its Subsidiaries (with respect to his or her relationship with such entities) that, individually or collectively, provides for the payment by the Company of any amount (i) that is not deductible under Section 162(a)(1), 162(m) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                (vii)   Fiduciary Duties and Prohibited Transactions.  Neither
                        --------------------------------------------
the Company nor any plan fiduciary of any Welfare Plan or Pension Plan, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or
(d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. The Company has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan and has not been assessed any civil penalty under Section 502(l) of ERISA.

               (viii)   Validity and Enforceability.  Each Welfare Plan,
                        ---------------------------
Pension Plan, related trust agreement, annuity contract or other funding instrument is legally valid and binding and in full force and effect.

                 (ix)   Litigation.  There is no action, order, writ,
                        ----------
injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against the Company, any ERISA Affiliate or any Employee Plan.

                  (x)   No Amendments.  Neither the Company nor any ERISA
                        -------------
Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans which are intended to cover present or former employees, directors or consultants of the Company or any of its Subsidiaries (with respect to their relationship with such entities) or to amend or modify any existing Company Employee Plan.

                 (xi)   No Other Material Liability.  No event has occurred in
                        ---------------------------
connection with which the Company or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

                (xii)   Unpaid Contributions.  Neither the Company nor any
                        --------------------
ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Pension Plan, Multiemployer Plan or Welfare Plan.

               (xiii)   Insurance Contracts.  Neither the Company nor any
                        -------------------
Employee Plan (other than a Multiemployer Plan) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                (xiv)   No Acceleration or Creation of Rights.  Except as
                        -------------------------------------
disclosed on Schedule 4.8, neither the execution and delivery of this Agreement
             ------------
by the Company nor the consummation of the transactions contemplated hereby (including the conversion/exercise of all of the Securities acquired or to be acquired by the Purchaser hereunder) will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                 (xv)   No Severance Payments.  There are no agreements,
                        ---------------------
including, without limitation, any employment or consulting agreements to which the Company or any of its Subsidiaries is a party that will require the Company or any of its Subsidiaries to make a severance payment or incur or assume any other liability as a result of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, any obligation to make any payments upon the occurrence of a change of control.

          Section 4.9.  SEC Filings.  The Company has filed with the
                        -----------
Commission all forms, reports, schedules, statements, and other documents required to be filed by it under the Securities Act, the Exchange Act, and all other Federal securities laws and the rules and regulations promulgated thereunder, during the period from June 1996 to the date of this Agreement (the "SEC Filings"). A final draft of the Company's 10Q for the quarter ended
 -----------
June 30, 1997 is annexed to Schedule 4.9 (the "June 10Q").  Each SEC Filing
                            ------------       --------
and the June 10Q was prepared in accordance with, and at the time of filing complied (or will comply) in all material respects with, the requirements of the Securities Act, the Exchange Act or other applicable Federal securities law and the rules and regulations promulgated thereunder, as the case may be, except as the same was corrected or superseded in a subsequent SEC Filing filed with the Commission. Neither the SEC Filings nor the June 10Q, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except as the same was corrected or superseded in a subsequent SEC Filing filed with the Commission. The consolidated historical financial statements (including, in each case, any related notes thereto) contained in the SEC Filings and the June 10Q have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as described therein) and each presents fairly the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the period indicated (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

          Section 4.10.  Absence of Undisclosed Liabilities; Guarantees. Except
                         ----------------------------------------------
as set forth on Schedule 4.10, neither the Company nor any of its Subsidiaries
                -------------
has any Liabilities which are reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (including any liabilities, tax or otherwise, related to the "roll-up" of the homebuilding operations into the Company).

          (b) Except as set forth on Schedule 4.10, neither the Company nor
                                     -------------
any of its Subsidiaries is a party to: (i) any Material Agreement relating to the making of any advance to, or investment in, any Person other than advances or investments made by the Company to or in its Subsidiaries; or (ii) any Material Agreement, other than from the Company with respect to its Subsidiaries providing for a guaranty or other contingent liability with respect to any indebtedness for money borrowed or similar obligation of any Person.

          Section 4.11.  Absence of Certain Changes. Except as set forth on
                         --------------------------
Schedule 4.11 or disclosed in any SEC Filings or the June 10-Q, since December
-------------
31, 1996: (i) there has not been any event or occurrences, or series of events or occurrences, which have had, or may have, a Material Adverse Effect on the Company, (ii) neither the Company nor any of its Subsidiaries has incurred any liability or engaged in any transaction that is material to the Company and its Subsidiaries taken as a whole, or entered into any Material Agreement, except in the ordinary course of business consistent with past practice, or as contemplated by this Agreement, (iii) neither the Company nor any of its Subsidiaries is in default under (and no event has occurred which with the lapse of time or action by a third party could result in a default under) any Material Agreement, (iv) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the Preferred Stock or the Existing Preferred Stock, (v) there has not been any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment")
                                                                    ----------
entered into by the Company or any of its Subsidiaries, other than Commitments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, or (vi) there has not been any change in the Company's accounting principles, practices or methods which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

          Section 4.12.  Compliance With Laws.  Except as set forth on Schedule
                         --------------------                          --------
4.12, (i) the Company and its Subsidiaries are in compliance with all
----
Applicable Laws other than violations which do not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) each of the Company and its Subsidiaries has obtained and holds all material permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Entities necessary for the lawful conduct of its business as currently conducted or the lawful ownership, use and operation of its assets; (iii) neither the Company nor any of its Subsidiaries has received any written notice of violation of any Applicable Law, which has not been dismissed or otherwise disposed of, that the Company or such Subsidiary has not so complied other than with respect to violations of Applicable Law which do not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (iv) neither the Company nor any of its Subsidiaries is charged or, to the best knowledge of the Company, threatened with, or, to the best knowledge of the Company, under investigation with respect to, any violation of any Applicable Law, including Environmental Laws, relating to any aspect of the business of the Company or any of its Subsidiaries other than violations which do not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 4.13.  Litigation.  Schedule 4.13 sets forth all Proceedings
                         ----------   -------------
pending or, to the best knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries (or any of their respective directors or officers in connection with the business or affairs of the Company or such Subsidiary) or any properties or rights of the Company or any of its Subsidiaries as of the date hereof. Except as set forth on Schedule 4.13, any
                                                           -------------
and all liabilities of the Company and its Subsidiaries under such Proceedings that are probable and subject to reasonable estimation within the meaning of GAAP are adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Company or estimates in accordance with GAAP for the uninsured costs thereof are reflected in the financial statements of the Company. Except as set forth on Schedule 4.13, the Company has no
                                       -------------
knowledge of any facts that are likely to give rise to any additional Proceedings that would reasonably be expected to have a Material Adverse Effect on the Company. As of the date hereof, there are no Proceedings (including with respect to Environmental Laws) pending or, to the best knowledge of the Company, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement, the Ancillary Agreements to which the Company is a party or the transactions contemplated hereby or thereby.

          Section 4.14.  True and Complete Disclosure.  The representations
                         ----------------------------
and warranties of the Company set forth with this Agreement, the information included in the Schedules, and in any certificates delivered pursuant to Section
7.3 of this Agreement, when taken together, are true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make the statements of fact contained therein, in the light of the circumstances under which they were made, not misleading at such date. All financial projections prepared and furnished by the Company to the Purchaser were prepared in good faith on the basis of assumptions believed to be reasonable at the time such projections were prepared.

          Section 4.15.  Taxes. (a)  Except as set forth on Schedule 4.15:
                         -----                              -------------

                         (i)    The Company and all of its Subsidiaries have
filed all Tax Returns required to be filed by them on or before the Closing Date (taking into account all extensions for filing such Tax Returns) and all such Tax Returns are correct and complete in all material respects. Each affiliated group with which any of the Company and its Subsidiaries files a consolidated or combined Tax Return has filed all such Tax Returns that it was required to file for each taxable period during which any of the Company and its Subsidiaries was a member of the group. All such consolidated and combined Tax Returns were correct and complete in all materials respects;

                         (ii)   All Taxes due and payable by the Company and/or
its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full. All income Taxes owed by any affiliated group with which any of the Company and its Subsidiaries files a consolidated or combined Tax Return (whether or not shown on any Tax Return) have been paid for each taxable period during which any of the Company and its Subsidiaries was a member of the group;

                         (iii)  There are no liens or encumbrances related to
Taxes on any of the assets of the Company or its Subsidiaries (other than for current Taxes not yet due and payable);

                         (iv)   The Company and its Subsidiaries have withheld
all Taxes required to have been withheld and paid by them or on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper governmental authority or set aside in accounts for such purpose;

                         (v)    None of the Company or any of its Subsidiaries
(A) has been a member of any affiliated group filing a consolidated federal income Tax Return (other than (i) a group the common parent of which is the Company or (ii) a former group of members of which are owned by the Company) and
(B) has any liability for the Taxes of any person as defined in Section 7701(a)(1) of the Code (other than the Company and its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign tax), as a transferee or successor, by contract, or otherwise;

                         (vi)   The charges, accruals and reserves for Taxes
(including deferred Taxes) currently reflected on the Financial Statements in accordance with GAAP are adequate in the reasonable estimation of the Company to cover all unpaid Taxes accruing or payable by the Company and its Subsidiaries in respect of taxable periods that end on or before the Closing Date and for any taxable periods that begin before the Closing Date and end thereafter to the extent such Taxes are attributable to the portion of such period ending on the Closing Date (determined under the closing of the books method of allocation);

                         (vii)  The Company and its Subsidiaries have no Tax
deficiency or claim assessed or, to the best of the Company's knowledge, proposed or threatened (whether orally or in writing) against any of them, except to the extent that adequate liabilities or reserves with respect thereto are accrued on the Financial Statements in accordance with GAAP or (i) such deficiency or claim is being contested in good faith by appropriate proceedings,
(ii) no such accrual is required by GAAP and (iii) the nature and amount of the disputed Tax is set forth on Schedule 4.15.
                             -------------

                        (viii) None of the Company or any of its Subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not a party to any agreements that could obligate it to make any payments, that will not be deductible under Code Section 280G.

                         (ix)   None of the assets of the Company (a) is
property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, or (b) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code, or (c) is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                         (x)    Except as set forth on Schedule 4.7, none of
                                                       ------------
the Company or any of its Subsidiaries is subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

          (b) Schedule 4.15 lists (a) elections or material consents with
              -------------
respect to Taxes affecting the Company or any of its Subsidiaries as of the date hereof, and (b) all federal, state, local, and foreign Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 1994 have been delivered to Purchaser.

          Section 4.16.  Properties.
                         ----------

          (a) Permits.  The Company possesses all material Permits and waivers
              -------
necessary for the lawful conduct of its Business as currently conducted, the absence of which would materially adversely affect the Real Property or the Business of the Company. Each of the material Permits is listed on Schedule
                                                                    --------
4.16(a) hereto.  All material Permits are in full force and effect, no material
-------
violations have occurred with respect thereto, and to the Company's knowledge no basis exists for any limitation, revocation, or withdrawal thereof or any denial of any extension or renewal with respect thereto.

          (b) Real Property.   Schedule 4.16(b) hereto sets forth each parcel of
              -------------    ----------------
real property that the Company owns as of the date hereof (collectively, the

"Real Property").  The Real Property has all necessary access to and from public
--------------
highways, streets, and roads and no pending or to the best knowledge of the Company, threatened proceeding or other fact or condition exists that could limit or result in the termination of such access. The Real Property is connected to and serviced by electric, gas, sewage, telephone, and water facilities in all areas where such connections and services are available, which facilities are in compliance, in all material respects, with all Applicable Laws and installation and connection charges with respect thereto have been paid in full.

          (c) Under the heading "Real Property Leases", Schedule 4.16(c) hereto
                                                        ----------------
describes each agreement, arrangement, contract, commitment, or lease (the "Real
                                                                            ----
Property Leases") pursuant to which the Company is the lessor or the lessee with
---------------
respect to any real property (the "Leased Real Property") as of the date hereof.
                                   --------------------
As to each Real Property Lease (a) the Company has neither delivered nor received notice that any material breach or material event of default exists, and (b) no condition or event of default by the Company or any other Person.

          (d) Land Contracts.  Under the heading "Land Contracts", Schedule
              --------------                                       --------
4.16(d) hereto lists all written and oral agreements, arrangements, contracts,
-------
and commitments to which the Company is a party or entered into on behalf thereof pursuant to which the Company has any material obligation or right to purchase any developed or undeveloped real property (the "Land Contract
                                                          -------------
Property") as of the date hereof.  Each such parcel of developed real property
--------
included in the Land Contract Property satisfies all of the representations and
                ----------------------
warranties set forth herein concerning the Real Property.

          (e) Good and Marketable Title.  The Company has good and marketable
              -------------------------
title in fee simple to its Real Property, subject to the Permitted Encumbrances and upon acquisition of the Land Contract Property, the Land Contract Property will likewise be owned in fee and the Company shall have good and marketable title thereto subject only to Permitted Encumbrances and the Encumbrances listed on Schedule 4.16(e).
   -------------

          (f) No Breach or Default.  Except as set forth in Schedule 4.16(f)
              --------------------                          ----------------
hereto, with respect to any agreements, arrangements, contracts, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting to the Company title to or an interest in or otherwise affecting its Real Property, no material breach or event of default has occurred nor has any event occurred that with the giving of notice, the lapse of time, or both would constitute a material breach or event of default, by the Company or, to the best knowledge of the Company, any other Person.

          (g) No Condemnation.  No condemnation, eminent domain, or similar
              ---------------
proceeding exists, is pending or, to the best knowledge of the Company is threatened with respect to, or that could affect, in any material respect any Real Property or Leased Real Property.

          (h) Compliance with Laws.  The buildings and improvements on the Real
              --------------------
Property and the Leased Real Property and the subdivision and improvements of the Real Property do not violate, in any material respect (i) any Applicable Law, including any building, set-back, or zoning law, ordinance, regulation, or statute, or other governmental restriction in the nature thereof, or (ii) any restrictive covenant affecting any such property.

          (i) Parties in Possession.  There are no parties in possession
              ---------------------
(other than in the ordinary course of the Company's business) of any material portion of the Real Property as lessees, tenants at sufferance, or trespassers.

          (j) Unpaid Obligations.  Except as set forth on Schedule 4.16(j),
              ------------------                          ----------------
there are not material unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use, or operation of the Real Property. No such Real Property is subject to any condition or obligation to any material Governmental Entity or other person requiring the owner or any transferee thereof to donate land, money or other property or to make off-site public improvements.

          (k) Assessments.  Except as set forth on Schedule 4.16(k), no
              -----------                          ----------------
developer-related material charges or assessments for public improvements or otherwise made against the Real Property or any lots included therein are unpaid, including without limitation those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs.

          (l) Subdivision Standards.  The Real Property and all lots included
              ---------------------
therein conform in all material respects to the appropriate governmental authority's subdivision standards.

          (m) Moratoria.  There is no moratorium applicable to any of the Real
              ---------
Property on (i) the issuance of building permits for the construction of houses, or certificates of occupancy therefor or (ii) the purchase of sewer or water taps.

          (n) Construction Conditions. The lots included in the Real Property
              -----------------------
are stable and otherwise suitable in all material respects for the construction of a residential structure by customary means and without extraordinary site preparation measures.

          (o) Environmental Matters.  The Real Property does not contain
              ---------------------
wetlands or a level of radon above action levels of the U.S. Environmental Protection Agency and is not located within a "critical", "preservation", "conservation", or similar type of area except where such conditions are not reasonably expected to have a Material Adverse Effect on the Company. No material portion of the Real Property is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such Real Property.

          (p) Claims.  No material Proceeding is pending or, to the best
              ------
knowledge of the Company, threatened which involves any of the Real Property or against the Company with respect to any of the Real Property; all of the Real Property and the lots included therein are in compliance, in all material respects, with all applicable zoning and subdivision ordinances; none of the development-site preparation and construction work performed on the Real Property has concentrated or diverted surface water or percolating water improperly onto or from the Real Property in any material respect.

          (q) Third Party Rights.  The Company has not granted to any Person any
              ------------------
contract or other right to the use of any portion of the Real Property or to the furnishing or use of any facility or amenity on or relating to the Real Property other than rights granted to individual homebuyers to purchase lots in the ordinary course of business.

          (r) Zoning.  All of the Real Property is zoned to permit single-family
              ------
home construction and occupancy thereon, except as set forth on Schedule
                                                                --------
4.16(s).

          (s) No Foreign Sellers.  The Company is not a "foreign person"
              ------------------
within the meaning of Sections 1445 and 7701 of the Code.

          Section 4.17.  Environmental Matters.
                         ---------------------

          (a) For purposes of this Section, the term "Company" shall include
                                                      -------
(i) the Company, (ii) any Subsidiaries of the Company, (iii) all partnerships, joint ventures and other entities or organizations in which Company was at any time or is a partner, joint venturer, member or participant, and (iv) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Company or the Business or to which Company or the Business has succeeded.

          (b) Except as disclosed in Schedule 4.17, the Company and its
                                     -------------
Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that each of their Environmental Permits will be renewed before the expiration of such Environmental Permit currently in effect, except where the failure to so comply with such Environmental Laws, hold or comply with such Environmental Permits or timely renew such Environmental Permits is not reasonably expected to have a Material Adverse Effect on the Company. With respect to the Company's reasonably foreseeable future operations, it does not anticipate any issues arising under Environmental Laws that would prevent the Company from receiving Permits that are necessary to allow it to conduct its Business.

          (c) Except as set forth on Schedule 4.17, the Company and its
                                     -------------
Subsidiaries have not received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any Environmental Condition except where such Environmental Condition is not reasonably expected to have a Material Adverse Effect on the Company. The Company has not received any notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Materials at, on, under, in or from any Facility or any former Facilities, or in connection with any operations or activities of the Company or any of its Subsidiaries except with respect to any claim, demand or action which is not reasonably expected to have a Material Adverse Effect on the Company.

          (d) Except as disclosed in Schedule 4.17 or with respect to such
                                     -------------
matters as have been fully and finally resolved and as to which there are no remaining obligations known or reasonably anticipated, neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law, except where such obligations, consent decrees, orders, settlement or other agreements is not reasonably expected to have a Material Adverse Effect on the Company.

          (e) Except as disclosed in Schedule 4.17 or for actions of third
                                     -------------
parties occurring after the Company's or any of its Subsidiaries disposition of any real property formerly owned or leased by the Company or any of its Subsidiaries, Hazardous Materials have not been disposed of, emitted, discharged, transported or otherwise Released or threatened to be Released, to or at any real property presently or formerly owned or leased by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other location, which Hazardous Materials are reasonably expected to (i) give rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law, except where such liability is not reasonably expected to have a Material Adverse Effect on the Company, or (ii) interfere with the Company's or any of its Subsidiaries' continued operations, except where such interference is not reasonably expected to have a Material Adverse Effect on the Company or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries, except for such impairment as is not reasonably expected to have a Material Adverse Effect on the Company.

          (f) Except as disclosed in Schedule 4.17, neither the Company nor
                                     -------------
any of its Subsidiaries has assumed or retained, whether by contract or by operation of law in connection with the sale or transfer of any assets or business, liabilities under any applicable Environmental Law arising from or associated with or otherwise in connection with such assets or business of any kind, fixed or contingent, known or not known, except where such liabilities are not reasonably expected to have a Material Adverse Effect on the Company.

          (g) True, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments which have been conducted in respect of any Facility or any former Facility within the past five years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to the Purchaser and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company has knowledge is included on Schedule
                                                                      --------
4.17.
----

          Section 4.18.  Insurance.  Schedule 4.18 sets forth a list of the
                         ---------   -------------
insurance policies held by, or for the benefit of, the Company and its Subsidiaries. Each of the Company and its Subsidiaries carry, and will continue to carry, insurance with reputable insurers with respect to such of their respective properties and business, in such amounts and against such risks as is customarily maintained by other entities of similar size engaged in similar businesses. None of such insurance was obtained through the use of materially false or misleading information or the failure to provide the insurer with all material information requested in order to evaluate the liabilities and risks insured. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or non-renewal of any current insurance policies or binders.

          Section 4.19.  Condition of Tangible Assets.  The Facilities of the
                         ----------------------------
Company and its Subsidiaries and the Fixtures and Equipment are in good operating condition and repair (except for ordinary wear and tear) are reasonably sufficient for the operation of the business of the Company and its Subsidiaries as presently conducted and are in conformity, in all material respects, with all Applicable Laws, ordinances, orders, regulations and other requirements

(including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a Material Adverse Effect on the Company.

          Section 4.20.  Contracts and Commitments.  Except for documents set
                         -------------------------
forth on Schedule 4.20 or listed as exhibits to the Company's Annual Report on
         -------------
Form 10-K for the fiscal year ended December 31, 1996, neither the Company nor any of its Subsidiaries is a party to any Material Agreement except for contracts between the Company or any of its Subsidiaries and individual home buyers for purchases of homes or lots in the ordinary course of business. Except as set forth on Schedule 4.20, neither the Company nor any of its Subsidiaries
                -------------
is (and, to the knowledge of the Company, no other party is) in material breach or violation of, or default under any Material Agreement to which it is a party, the breach or violation of which will or may have a Material Adverse Effect on the Company.

          Section 4.21.  Books and Records.  The Company has made and kept
                         -----------------
(and given the Purchaser access to) books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company and each of its Subsidiaries. The minute books of the Company and each of its Subsidiaries previously provided to the Purchaser accurately and adequately reflect all action previously taken by the stockholders, the board of directors and committees of the board of directors of the Company and each of its Subsidiaries.

          Section 4.22.  Labor Matters.  Since January 1, 1994, neither the
                         -------------
Company nor any of its Subsidiaries has experienced any attempt by organized labor or its representatives to make the Company or such Subsidiary conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance with all Applicable Laws respecting employment practices, terms and conditions of employment and wages and hours except where noncompliance would not have a Material Adverse Effect on the Company and, to the Company's knowledge, are not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other governmental agency arising out of the activities of the Company or any of its Subsidiaries, and the Company has no knowledge of any facts or information which would give rise thereto. There is no labor strike or labor disturbance pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries. There is no grievance currently being asserted and neither the Company nor any of its Subsidiaries has experienced since January 1, 1994, a work stoppage or other labor difficulty which grievance, work stoppage or other labor difficulty is reasonably likely to have a Material Adverse Effect on the Company.

          Section 4.23.  Payments.  Neither the Company nor any of its
                         --------
Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company or its Subsidiaries and which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States (including, without limitation the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction; and neither the Company nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          Section 4.24.  Information.  The information contained in the Proxy
                         -----------
Material (other than information with respect to the Purchaser, or any of their Affiliates which shall have been supplied in writing by them or any of their authorized representatives for use in or in preparing the Proxy Material) will not, at the date of mailing to the Company's stockholders or at the date of the Stockholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting. The Proxy Material will comply as to form in all material respects with the Exchange Act and the rules and regulations of the SEC thereunder.

          Section 4.25.  Board Recommendations.  By a vote of the directors
                         ---------------------
present at a meeting of the board of directors of the Company (which meeting was duly called and held and at which a quorum was present at all times), the board of directors has (i) approved and adopted (A) this Agreement, including the issuance of the Securities, (B) the Company's entering into the Ancillary Agreements to which it is or will be a party, and (C) the Certificate Amendments, and (ii) resolved to recommend to the Company's stockholders approval of the transactions contemplated hereunder and under the Ancillary Agreements to which it is or will be a party, including issuance of the Securities to the Purchaser pursuant to this Agreement.

          Section 4.26.  Intellectual Property
                         ---------------------



          (a) The Company and its Subsidiaries either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, data, other technical information used in their businesses as presently conducted ("Proprietary Rights"), subject to the limitations contained in the agreements governing the use of the same, with such exceptions as would not result in a Material Adverse Effect on the Company. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the transactions contemplated hereunder, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that would not have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with such licenses and agreements and, except as set forth on Schedule 4.26, there are no pending or, to the best
                            -------------
knowledge of the Company or any of its Subsidiaries, threatened Proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of the Company or any of its Subsidiaries to use, copy, modify or distribute the same.

          (b) No person has a right, other than those set forth on Schedule 4.26
                                                                   -------------
to receive a royalty or similar payment in respect of any material Proprietary Rights whether or not pursuant to any contractual arrangements entered into by the Company or its Subsidiaries.

          Section 4.27.  Securities Offerings. (a) Except as set forth on
                         --------------------
Schedule 4.27, since the date of its initial public offering, the Company has
-------------
not sold any securities other than securities registered pursuant to the Securities Act. The sale of the Securities to the Purchaser hereunder and the issuance of the Conversion Shares complies with all federal and state securities laws.

          (b) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has,
                                           ------------
directly or through any agent (provided that no representation is made as to the Purchaser or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

          (c) Except as set forth on Schedule 4.27, neither the Company nor
                                     -------------
any of its Subsidiaries is a party to or bound by any contract or other agreement, or otherwise obligated, to register any of the securities of the Company or any of its Subsidiaries under the Act.

          Section 4.28.   No Agreements to Sell the Assets or the Company.
                          -----------------------------------------------
Except as contemplated by this Agreement, none of the Company or any of its Subsidiaries have any legal obligation, absolute or contingent, to any person or firm to sell the capital stock, material assets or business of the Company or any of its Subsidiaries or to effect any merger, consolidation, liquidation, dissolution, recapitalization or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto.

          Section 4.29.  No Brokers.  The Company has not employed, and is not
                         ----------
subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission from the Company in connection with such transactions.

          Section 4.30.  Transactions with Certain Persons.  Except as
                         ---------------------------------
disclosed in SEC Filings or as would not be required to be so disclosed, no officer, director or employee of the Company or any of its Subsidiaries nor any member of any such person's immediately family is or has been, since the Company's formation, a party to any transaction with the Company or any of its Subsidiaries, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for services as officers, directors or employees of the Company or its Subsidiaries) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner.

                                  ARTICLE V.


                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

          The Purchaser hereby represents and warrants to the Company as follows:

          Section 5.1.  Organization of the Purchaser.  The Purchaser is a
                        -----------------------------
limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of its jurisdiction of formation and has full limited liability company power and authority to carry on its business as currently being conducted.

          Section 5.2.  Authorization.  The Purchaser has full limited
                        -------------
liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes, and each Ancillary Agreement executed or to be executed by the Purchaser has been, or when executed will be, duly executed and delivered by the Purchaser and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

          Section 5.3.  Noncontravention.  The execution and delivery by the
                        ----------------
Purchaser of this Agreement and the Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the limited liability company agreement or other governing agreement of the Purchaser, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Purchaser, or (iv) violate any Applicable Law binding upon the Purchaser, except, in the case of clauses (ii), (iii), and
(iv) above, for any such conflicts, violations, defaults, termination, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

          Section 5.4.  Consents and Appeals.  No consent, approval, order or
                        --------------------
authorization of, or declaration, filing or registration with, any Government Entity is required to be obtained or made by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements or the consummation of the transaction contemplated hereby and thereby other than (i) filings under the HSR Act and expiration or termination of any applicable waiting period required thereunder and (ii) any filings required under Section 13 and Section 16 of the Exchange Act and Rule 13d-1 under the Exchange Act and (iii) such consents, approvals, orders or authorization which, if not made, would not, individually or in the aggregate, materially and adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby.

          Section 5.5.  Purchase for Investment.
                        -----------------------

          (a) The Purchaser is acquiring the Securities solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and the Purchaser has no contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or anyone else any Securities; and the Purchaser has no present plans or intentions to enter into any such contract, undertaking or arrangement.

          (b) The Purchaser acknowledges and understands that: (i) the Securities, the Conversion Shares and the Warrant Shares cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder; (ii) the certificates representing the respective Securities will include a legend thereon that refers to the foregoing; and (iii) the Company has no obligation or intention to register the Securities, Conversion Shares or the Warrant Shares under any federal or state securities act or law; except to the extent, in each case, that the terms of the Registration Rights Agreement shall otherwise provide.

          (c) The Purchaser (i) is an "accredited investor" as defined in Rule 501 of Regulation D; (ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Securities and to protect its own interest in connection with an investment in the Securities; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Securities to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

          Section 5.6.  Disclosure Documents.  None of the information with
                        --------------------
respect to the Purchaser or any of its Affiliates which shall have been supplied in writing by the Purchaser for inclusion in the Proxy Material will at the date of mailing of the Proxy Material to the Company's stockholders contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact required to be stated therein or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting.

          Section 5.7.  No Brokers.  The Purchaser has not employed, and is
                        ----------
not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

                                  ARTICLE VI.


                           ACTIONS BY THE COMPANY AND
                           --------------------------
                   THE PURCHASER PRIOR TO THE SECOND CLOSING
                   -----------------------------------------

          The Company and the Purchaser covenant as follows for the period from the date hereof through the Second Closing (unless otherwise specified herein):

          Section 6.1.  Meeting of Stockholders; Proxy Statement; Certificate
                        -----------------------------------------------------
Amendments.
----------


          (a) The Company shall take all action necessary in accordance with Applicable Law and the Certificate of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders, which meeting may be the Company's annual meeting of stockholders (the "Stockholders
                                                          ------------
Meeting"), as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of the transaction as contemplated hereunder, including, without limitation, the Certificate Amendments. The stockholder vote required for the adoption and approval of the transactions contemplated hereunder shall be the vote or votes required by Applicable Law, the Certificate of Incorporation, the Existing Preferred Stock Certificates of Designations and the rules of The Nasdaq Stock Market, Inc. Except as provided in Section 6.1(b) below, the board of directors of the Company shall (i) recommend to the Company's stockholders that they vote in favor of the adoption and approval of all matters necessary to effectuate the transactions contemplated hereunder,
(ii) use its reasonable best efforts to solicit from the Company's stockholders proxies in favor of such adoption and approval, and (iii) take all other action reasonably necessary to secure a vote of the Company's stockholders in favor of such adoption and approval. The Company has delivered the Shareholder Undertakings committing all of its executive officers and directors who own shares of Common Stock to vote all such shares of Common Stock in favor of the transactions contemplated hereunder at the Stockholders Meeting.

          (b) As promptly as practicable after the date hereof, the Company shall take or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable to (i) prepare and file with the Commission any documents or materials, including, but not limited to, the Proxy Materials, pertaining to the issuance of the Securities and the Stockholders Meeting, (ii) have the Proxy Materials cleared by the Commission (including with respect to clauses (i) and (ii) by consulting with the Purchaser and responding promptly to any comments from the Commission) and (iii) take such action as may be required to be taken under applicable state securities or blue sky laws in connection with the issuance of the Securities, the Conversion Shares or the Warrant Shares except that the Company shall have no registration obligations other than as set forth in the Registration Rights Agreement. Except to the extent otherwise determined in good faith by the Company's board of directors in the exercise of its fiduciary duties, taking into account the advice of outside counsel, the Proxy Materials shall contain the recommendation of the Board of Directors that stockholders of the Company vote in favor of the adoption and approval of all matters necessary to effectuate the transactions contemplated hereunder. The Company shall notify the Purchaser promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Materials by the Commission, and the Company shall supply the Purchaser with copies of all correspondence between it and its representatives, on the one hand, and the Commission or members of its staff, on the other, with respect to the Proxy Materials. The Company, after consultation with the Purchaser, shall use its reasonable best efforts to respond promptly to any comments made by the Commission with respect to the Proxy Materials. The Company and the Purchaser shall cooperate with each other in preparing the Proxy Materials, and the Company and the Purchaser shall each use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Materials. The Company and the Purchaser each agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the Commission and to be disseminated promptly to holders of shares of the Common Stock, in each case as and to the extent required by Applicable Law.

          Section 6.2.  Stock Exchange Approval.  The Company shall use its
                        -----------------------
reasonable best efforts and take all action reasonably necessary to obtain the confirmation of The Nasdaq Stock Market, Inc. that the transactions contemplated hereby (including the Certificate Amendments) will not violate Rule 4310 or Rule 4460 of the National Association of Securities Dealers, Inc. Manual.

          Section 6.3.  Continuing Operations.  From the date of this Agreement
                        ---------------------
to the earlier of (i) the Second Closing or (ii) the termination of this Agreement in accordance with its terms, the Company and its Subsidiaries shall conduct their business in the ordinary and usual course, and, except as set forth on Schedule 6.3, neither the Company nor any of its Subsidiaries shall,
         ------------
without the prior consent of the Purchaser except as expressly contemplated hereby:

          (a) purchase, sell, license, assign, transfer, convey or otherwise acquire or dispose of any assets, securities, or businesses, unless such transaction is provided for in the annual budget or is in the ordinary course of business and does not involve (i) the acquisition or disposition of homebuilding operations or any homebuilding company or entity or (ii) land acquisitions with a value in excess of $100,000 for any transaction or group of related transactions or with an aggregate value in excess of $5,000,000 in any twelve
(12) month period;

          (b) directly or indirectly incur, refinance, repay, prepay, create, assume, guarantee or otherwise become liable with respect to any liabilities with an aggregate face amount in excess of $1,000,000 in the aggregate, other than in accordance with existing credit facilities and renewals thereof on substantially the same terms;

          (c) enter into any transaction after the date hereof or materially amend any transaction in effect on the date hereof, with any Affiliate of the Company (other than between the Company and its Subsidiaries or between Subsidiaries);

          (d) split (including any reverse split), combine, or reclassify any shares of its capital stock; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the capital structure of the Company or any of its subsidiaries; or make any other material changes in its capital structure;

          (e) engage in any new development or redevelopment of any real property for an amount in excess of $100,000, whether in a single transaction or a series of related transactions;

          (f) incur any capital expenditure for an amount, outside of the approved annual budget, in excess of $50,000 per occurrence or $500,000 in the aggregate, whether in a single transaction or a series of related transactions or waive, release, grant or transfer any rights of value in respect thereof or enter into any agreement or arrangement that could adversely affect the marketability of any real estate of the Company or any of its subsidiaries;

          (g) enter into any employment agreement with any employee involving payments in excess of $100,000 per annum or with any director or executive officer of the Company or any of its Subsidiaries or enter into or materially change any Benefit Arrangement ;

          (h) enter into any new line of business other than the business engaged in by the Company and its Subsidiaries on the date hereof, cease to be engaged in any material line of business engaged in by the Company and its Subsidiaries on the date hereof or materially change the nature of the business engaged in by any of them on the date hereof;

          (i) approve the annual operating budget of the Company for any year after 1997;

          (j) amend or take actions materially inconsistent with the approved annual operating budget for 1997 or any subsequent year;

          (k) make any general assignment for the benefit of creditors;

          (l) file any petition seeking relief, or consent to the institution of any proceeding against itself seeking to adjudicate it a bankrupt or insolvent, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

          (m) institute, voluntarily dismiss, terminate or settle any litigation or arbitration against any Person (A) involving payments for damages and penalties in excess of $50,000 or (B) otherwise material to the Company and its subsidiaries taken as a whole;

          (n) engage, retain, pay or agree to pay the fees or expenses of any third party consultants or advisors (other than advisors retained in the ordinary course of business), to the extent that such fees and expenses exceed one hundred thousand dollars ($100,000) in the aggregate;

          (o) appoint, ratify or replace the independent accountants, change any accounting policy or practice other than as mandated by generally accepted accounting principles then in effect; or change any significant tax methods, practices, procedures or policies;

          (p) enter into or amend any joint venture, partnership or profit sharing agreement or arrangement;

          (q) amend to the Company's or any Subsidiary's certificate of incorporation or bylaws; or

          (r) declare or pay any dividend or make any other distribution with respect to its capital stock, other than dividends paid by any subsidiary to the Company or another subsidiary in the ordinary and usual course of business or to the holders of the Preferred Stock and the Existing Preferred Stock as required pursuant to the terms of the Preferred Stock and the Preferred Stock Certificates of Designations;

          (s) issue, sell, (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its capital stock (other than upon conversion of the Preferred Stock or the Existing Preferred Stock or upon exercise of the Warrants) or deliver or other securities other than as contemplated herein or pursuant to stock options issued and outstanding as of the date hereof or purchase or otherwise acquire any of its capital stock, employee or director stock options or debt securities; or

          (t) agree to do any of the foregoing.

          Section 6.4.  Press Releases.  Except as may be required by
                        --------------
applicable law or by the rules of any national securities exchange, neither the Purchaser nor the Company shall issue any press release with respect to this Agreement or the transactions contemplated hereunder without the prior consent of the Company in the case of the Purchaser, and of the Purchaser in the case of the Company (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by applicable law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party.

          Section 6.5.  Additional Financial Statements.  During the period
                        -------------------------------
from the date hereof through the First Closing, as soon as reasonably practicable after they become publicly available, the Company shall furnish to the Purchaser (i) the quarterly consolidated financial statements of the Company and its consolidated Subsidiaries, which shall have been prepared in accordance with GAAP and on a basis consistent with past practice and (ii) all monthly financial statements or reports of the Company and its consolidated Subsidiaries, which shall have been prepared in a manner consistent with past practice.

          Section 6.6.  Investigations and Access.  The Company agrees to
                        -------------------------
permit the Purchaser and its agents and representatives reasonable access during normal business hours to (i) the premises of the Company and its Subsidiaries and (ii) all the books, computer software application systems, files and records of the Company and its Subsidiaries, including, but not limited to, lease, loan, real estate, financial, tax and personnel files and records, and to furnish the Purchaser such financial and operating data and other information with respect to the business, assets and properties of the Company as the Purchaser shall reasonably request. The Company will authorize its accountants to provide the Purchaser, in accordance with such accountant's internal policies, with their working papers for the Company's financial statements. The Company shall deliver true, correct and complete copies of all resolutions, and minutes of all meetings, reflecting any action taken by the Company stockholders, board of directors or committees of the board of directors and by each Subsidiary during the period from the date hereof through the First Closing.

          Section 6.7.  Notification of Certain Matters.  The Company shall
                        -------------------------------
give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of the Company or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure. In addition, the Company shall give prompt notice to the Purchaser of any material developments involving the operations or activities of the Company or its Subsidiaries.

          Section 6.8.  No Solicitation.  Until the Second Closing shall have
                        ---------------
occurred, neither the Company nor any of its Affiliates nor any of their respective directors, officers, employees, representatives or agents, shall directly or indirectly solicit or initiate any discussions, submissions of proposals or offers or negotiations with, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group, other than the Purchaser and its respective partners, employees, representatives, agents and Affiliates, concerning any Alternative Transaction, provided, however, that nothing contained in this
                         --------  --------
Section 6.8 shall prohibit the Board of Directors from (i) furnishing information or affording access to properties, books or records to, or entering into discussions or negotiations with, any person or entity in connection with any unsolicited bona fide proposal by such person or entity to enter into any Alternative Transaction or entering into an Alternative Transaction if, and only to the extent that, (A) the Company receives the written advice of outside legal counsel that such action is advisable to enable the Board of Directors to comply with its fiduciary duties imposed by Applicable Law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company (A) provides written notice to the Purchaser to the effect that it is furnishing information or affording access to properties, books or records to, or entering into discussions or negotiations with, such person or entity and (B) receives from such person or entity an executed confidentiality agreement on terms and in form customary for similar transactions or (ii) complying with Rule 14e-2 promulgated under the Exchange Act, with regard to an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" means any merger, consolidation (other than insofar
 -----------------------
as such merger or
consolidation relates exclusively to the acquisition by the Company or one of its Subsidiaries of companies or businesses engaged primarily in the same business as the Company), sale of substantial assets not in the ordinary course, sale of shares of existing or future capital stock or other equity securities or securities convertible into equity securities or derivatives thereof (other than pursuant to employee stock options), recapitalization, capital infusion, incurrence of material additional indebtedness except pursuant to existing lines of credit or refinancings thereof, debt restructuring or similar transaction involving the Company or any of its Subsidiaries, or any division of the Company or any of its Subsidiaries except, in each case, as disclosed in the Schedules to this Agreement. As part of the written notice provided to the Purchaser pursuant to clause (i)(B) above, the Company shall indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall use reasonable efforts to keep the Purchaser informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

          Section 6.9.  Further Assurances.  Upon the terms and subject to the
                        ------------------
conditions contained herein, the Company agrees, both before and after each Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with the Purchaser in connection with the foregoing. Without limiting the foregoing, the Company agrees to use its reasonable best efforts (A) to obtain all necessary waivers, consents and approvals, (B) to defend all actions challenging this Agreement or the consummation of the transactions contemplated hereby, (C) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the Company to consummate the transactions contemplated hereby, (D) to give all notices to and make all registrations and filings with third parties, including without limitation, submissions of information requested by Governmental Entities and The Nasdaq National Market, Inc., and (E) to fulfill all conditions to this Agreement. In addition, the Company will commence all action required under this Section 6.9 by a date which is early enough to allow the transactions contemplated hereunder to be consummated by each Closing Date.

          Section  6.10. HSR Act Notification.  To the extent it is determined
                         --------------------
that the HSR Act will be applicable to the transactions as contemplated hereunder, each of the affected parties hereto shall (i) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning the Transaction, in each case so that the waiting period applicable to this Agreement and the transaction contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery), of this

Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

          Section 6.11.  Employee Matters.  On or prior to the First Closing,
                         ----------------
the Board of Directors shall take all actions necessary to ensure that the acquisition of the Securities by the Purchaser (including the conversion/exercise of all of the Securities acquired or to be acquired by the Purchaser hereunder) and the transactions contemplated herein shall not result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

          Section 6.12  Action by the Company.  On the date of Stockholder
                        ---------------------
Approval, the Board of Directors shall take, or cause to be taken, all actions necessary or desirable to (i) cause the Board of Directors to consist of fifteen
(15) directors, three of whom shall be elected by the Purchaser by delivery of a written consent immediately following the date of Stockholder Approval and (ii) effect the Bylaws Amendments. Prior to the Second Closing, the Board of Directors shall take, or cause to be taken, all actions necessary or desirable to file with the Secretary of State of the State of Delaware the Certificate Amendments.

          Section 6.13.  Liability Insurance.  On or prior to the appointment
                         -------------------
of the Preferred Stock Directors to the Board of Directors, the Company shall ensure that each person serving on the Board of Directors on and after date of such appointment shall receive substantially the same liability insurance coverage as a member of the Board of Directors as the Company's directors receive as of the date hereof (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective member of the Board of Directors) and that such policies shall be in full force and effect in accordance with their terms as of the date of such appointment and in no event shall such coverage be for an amount less than $25,000,000.

          Section 6.14.  Confidentiality. The Company and the Purchaser agree
                         ---------------
that all information provided to any of them or any of their representatives pursuant to this Agreement shall be kept confidential, and such parties shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such parties who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company or the Purchaser; provided, however, the foregoing
                                             --------  -------
obligation of such parties shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by such parties or by persons to whom such parties have made such information available, (ii) is or becomes available to such parties on a non-confidential basis from a third party that is not, to such parties' knowledge, bound by any other confidentiality agreement with the Company, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

          Section 6.15.  Action following Stockholder Approval.  Immediately
                         -------------------------------------
following the Stockholder Approval, (i) the Board of Directors shall adopt the Bylaws Amendments, (ii) the Certificate Amendments shall be duly filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock Directors shall be appointed to the Board of Directors; provided, however, that with respect to clauses (i) and (iii) the Company shall take such actions earlier, upon the written request of the Purchaser.

                                 ARTICLE VII.


                           CONDITIONS TO ALL CLOSINGS
                           --------------------------

          Section 7.1.  Conditions to Each Party's Obligations.  The respective
                        --------------------------------------
obligations of each party to consummate the transactions contemplated hereby in respect of each Closing are subject to the satisfaction or waiver, on or prior to the relevant Closing Date, of each of the following conditions:

          (a) No Governmental or Other Proceedings or Litigation.  There shall
              --------------------------------------------------
be no injunction or court order restraining consummation of the transactions contemplated hereunder and there shall be no pending or threatened action or proceeding by or before a court or governmental body brought by or on behalf of any Governmental Entity seeking to restrain or invalidate all or any portion of the transactions contemplated hereunder, and there shall not have been adopted any law or regulation making all or any portion of the transactions contemplated hereunder illegal.

          (b) HSR Act.  To the extent that the HSR Act is applicable to the
              -------
transactions contemplated hereunder, all waiting periods (and any extensions thereof) applicable to any such transactions under the HSR Act shall have expired or been terminated.

          (c) NASDAQ Listing.  The Nasdaq Stock Market, Inc. shall have
              --------------
informed the Company that the transactions contemplated hereby will not violate Rule 4310 or Rule 4460 of the National Association of Securities Dealers, Inc. Manual and The Nasdaq Stock Market, Inc. shall not have indicated any intention to delist the Company's Common Stock.

          Section 7.2.  Conditions to the Company's Obligations.  The
                        ---------------------------------------
obligation of the Company to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction or waiver on or prior to the Closing Date, of each of the following conditions:

          (a) Representations, Warranties and Covenants.  All representations
              -----------------------------------------
and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the applicable Closing Date as if such representations and warranties were made at and as of the applicable Closing Date, and the Purchaser shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the applicable Closing Date. There shall be delivered to the Company a certificate (signed by the sole member of the Purchaser) to the foregoing effect.

          (b) Consents.  All consents, approvals, Permits and waivers from
              --------
Governmental Entities and other parties necessary to permit the Company to consummate the transactions contemplated hereby including, but not limited to, the approval of The Nasdaq Stock Market, Inc. to the transactions contemplated hereby, shall have been obtained, unless the failure to obtain any such consent, approval, Permit or waiver would not have a Material Adverse Effect upon the Company. The Certificate of Designations for the Series D Preferred Stock shall have been filed in a form and substance acceptable to the Purchaser providing, among other things, that the Series D Preferred Stock shall be pari passu with the Preferred Stock and the Existing Preferred Stock.

          (c) Opinion of Counsel.  The Purchaser shall have delivered to the
              ------------------
Company the opinions of Latham & Watkins, counsel to the Purchaser, in form and substance reasonably acceptable to the Company.

          (d) Certificates.  The Purchaser will furnish the Company with such
              ------------
certificates of its general partner and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Company.

          Section 7.3.  Conditions to the Purchaser's Obligations. The
                        -----------------------------------------
obligation of the Purchaser to consummate the transactions contemplated hereby on the applicable Closing Date is subject to the satisfaction or waiver on or prior to the applicable Closing Date of each of the following conditions:

          (a) Representations, Warranties and Covenants.  All representations
              -----------------------------------------
and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the applicable Closing Date as if such representations and warranties were made at and as of the applicable Closing Date (provided that no representation or warranty shall be deemed breached if the action causing such representation or warranty to be untrue as of the relevant Closing Date permitted by Section 6.3 or was consented to by the Purchaser under Section 6.3), and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the applicable Closing Date. There shall be delivered to the Purchaser a certificate (signed by the President and Chief Executive Officer and the Secretary of the Company) to the foregoing effect.

          (b) Consents.  All consents, approvals, Permits and waivers from
              --------
Governmental Entities and other parties necessary to permit the Purchaser and the Company to consummate the transactions contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval, Permit or waiver would not have a Material Adverse Effect upon the Company or the Purchaser.

          (c) Opinion of Counsel.  The Company shall have delivered to the
              ------------------
Purchaser the opinions of Arent Fox Kintner Plotkin & Kahn, counsel for the Company, in form and substance reasonably acceptable to the Purchaser.

          (d) Certificates.  The Company shall furnish the Purchaser with such
              ------------
certificates of the Chief Executive Officer and the Secretary of the Company and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Purchaser.

          (e) No Adverse Changes.  Since the date of this Agreement, there
              ------------------
shall not have been any Material Adverse Effect on the Company.

          (f) Elections of Directors.  All actions shall have been taken by the
              ----------------------
Company, its stockholders and Board of Directors so that, immediately upon the Stockholder Approval, the Board of Directors shall consist of fifteen (15) directors and the Purchaser may, by execution and delivery of a written consent, elect three (3) members of the Board of Directors effective as of the Stockholder Approval as set forth in Section 6.15. As of the date of the Stockholder Approval the Company shall have established a five-member executive committee (the "Executive Committee") of the Board of Directors to which
                -------------------
substantial authority for operational matters shall be delegated, as further described in the Stockholders Agreement. The Company shall appoint two members of the Executive Committee nominated by the Purchaser.

          (g) Ancillary Agreements.  The Company shall enter into and deliver
              --------------------
to the Purchaser the Ancillary Agreements to which it is a party.

          (h) Amendment to Existing Stockholders Agreement.  If necessary, the
              --------------------------------------------
Existing Stockholders Agreement shall be amended to be consistent with the terms of this Agreement and the Ancillary Agreements (including the Stockholders Agreement).

                                    ARTICLE VIII.


                         SECOND AND SUBSEQUENT CLOSINGS
                         ------------------------------

          Section 8.1.  Conditions to Each Party's Obligations at the Second
                        ----------------------------------------------------
Closing.  In addition to the conditions set forth in Article VII, the respective
-------
obligations of each party to consummate the transactions contemplated hereby on the Second Closing and on Subsequent Closings are subject to the satisfaction or waiver, on or prior to the date of the Second Closing or the date of any Subsequent Closing (as the case may be), of each of the following conditions:

          (a) Stockholder Approval.  The holders of the requisite number of
              --------------------
shares of outstanding Common Stock of the Company shall have duly and validly approved all items necessary to effectuate the transactions contemplated hereby and under the Ancillary Agreements, including without limitation, the Certificate Amendments (the "Stockholder Approval").
                             --------------------

          Section 8.2.  Conditions to the Purchaser's Obligations at the Second
                        -------------------------------------------------------
and Subsequent Closings. In addition to the conditions set forth in Article
-----------------------
VII, the obligations of the Purchaser to consummate the transactions on the Second Closing and on Subsequent Closings are subject to the satisfaction or waiver, on or prior to the date of the Second Closing and the date of any Subsequent Closing (as the case may be), of each of the following conditions:

          (a) Certificate Amendments; Bylaws Amendments.  The Certificate
              -----------------------------------------
Amendments and Bylaws Amendments in a form satisfactory to Purchaser necessary to give effect to the transactions contemplated hereby and the provisions of the Ancillary Documents shall have become effective in accordance with Section 6.15.

          (b) Liability Insurance.  The Company shall have provided to the
              -------------------
Purchaser a copy of the insurance policies together with the riders and schedules thereto which evidence compliance with the provisions set forth in
Section 6.13.

          (c) Employment Agreements.  The Company shall amend the employment
              ---------------------
agreement of James J. Martell, Jr. in a form and substance satisfactory to the Purchaser, in the Purchaser's sole discretion, to require that he devote not less than 95% of his working time to conducting the business affairs of the Company and to include customary non-compete provisions and, if the Purchaser in its sole discretion so requires, enter into an employment agreement on similar terms with J. Marshall Coleman.

                                  ARTICLE IX.


                                INDEMNIFICATION
                                ---------------

          Section 9.1.   Survival of Representations, Etc.  The representations,
                         --------------------------------
warranties, covenants and agreements of the parties hereto contained herein shall survive all of the Closings and shall remain in full force and effect until December 31, 2000; provided, however, that (i) the representations and
                         --------  -------
warranties set forth in Section 4.17 shall survive until December 31, 2004; (ii) the representations and warranties in Sections 4.1 through 4.4 and Section 4.7 shall survive indefinitely and the covenants and agreements set forth in Articles IX and X shall remain in full force and effect indefinitely and (iii) the representations and warranties set forth in Section 4.15 shall survive and shall remain in full force and effect for a period equal to the applicable statute of limitations for any Taxes imposed payable in breach of such representations and warranties; and provided, further, that there shall
                                    --------  -------
be no termination with respect to any representation or warranty as to which either (a) a bona fide claim has been asserted prior to such date or (b) the Purchaser had actual knowledge of any breach thereof prior to any Closing Date.

          Section 9.2.  Indemnification by the Company.  The Company shall
                        ------------------------------
indemnify and hold harmless the Purchaser and its members, Affiliates, directors, officers, advisors, agents and employees (the "Purchaser Indemnified
                                                          ---------------------
Parties") to the fullest extent lawful, from and against any and all demands,
-------
damages, penalties, claims, liabilities, obligations, actions, causes of action, and reasonable expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) (collectively, "Losses"), (i) arising out of or in
                                         ------
connection with this Agreement, the transactions contemplated hereby, and/or the delivery, enforcement and performance of this Agreement or the Ancillary Agreements except to the extent that Losses with respect thereto are the result of the Purchaser's actions or omissions, or (ii) arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of the Company contained in this Agreement, the Ancillary Agreements or in any certificate delivered pursuant thereto.

          Section 9.3.  Indemnification by the Purchaser.  The Purchaser shall
                        --------------------------------
indemnify and hold harmless the Company and its Affiliates, directors, officers, advisors, agents and employees (the "Company Indemnified  Parties"
                                               ----------------------------
and, together with the Purchaser Indemnified Parties, the "Indemnified Parties")
                                                           -------------------
to the fullest extent lawful, from and against any and all Losses (i) arising from this Agreement or the Ancillary Agreements, to the extent of Losses from the Purchaser's actions or omissions or (ii) arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of the Purchaser contained in this Agreement or in any certificate delivered pursuant thereto.

          Section 9.4.  Losses.  The term "Losses" as used in this Section 9
                        ------
is not limited to matters asserted by third parties, but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims. Payments by an Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not necessarily be a condition precedent to recovery.

          Section 9.5.  Defense of Claims.  If a claim for Losses (a "Claim")
                        -----------------
is to be made by an Indemnified Party, such Indemnified Party shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section
9. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, notice thereof (a "Third Party Notice") shall be given to the
                              ------------------
indemnifying party as promptly as practicable (and in any event within five (5) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After receipt of a Third Party Notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys approved by the Indemnified Party (such approval not to be unreasonably withheld) to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; and the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and appoint its own counsel therefor, at its own cost. The parties shall also cooperate with each other in any notifications to insurers. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Third Party Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim and the indemnifying party shall have the right to participate therein at its own cost; provided, however, that such claim shall not be compromised or
              --------  -------
settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for any and all Indemnified Parties (which firm shall be designated in writing by such Indemnified Party or Parties) in connection with any one such action or proceeding arising out of the same general allegations or circumstances.

          Section 9.6.  Tax Treatment of Indemnity.  The parties agree that
                        --------------------------
any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the consideration for the purchase of the Securities, unless otherwise required by applicable law, in which event indemnification payments shall be made in an amount sufficient to indemnify the party on a net after-Tax basis.

                                   ARTICLE X


                                 MISCELLANEOUS
                                 -------------

          Section 10.1  Termination.
                        -----------

          (a) Prior to the First Closing, this Agreement may be terminated:


                        (i) by the Purchaser, if there is a breach of any representation warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement except for any breach which would not have a Material Adverse Effect on the Company or the Purchaser; or

                        (ii) by the Company, if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by the Purchaser pursuant to the terms of this Agreement except for any breach which would not have a Material Adverse Effect on the Company.

          (b) Prior to the Second Closing, this Agreement may be terminated:

                        (i) by the Company or the Purchaser if the Stockholder Approval shall not have been obtained on or before January 31, 1998, provided that the Company shall not have the right to elect this termination if the Company has not complied with all of its obligations under this Agreement;

                        (ii) by the Purchaser if the Second Closing shall not have occurred by January 31, 1998;

                       (iii) by the Purchaser, if there is a breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by the Company pursuant to the terms of this Agreement except for any breach which would not have a Material Adverse Effect on the Company or the Purchaser; or

                        (iv) by the Company, if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by the Purchaser pursuant to the terms of this Agreement except for any breach which would not have a Material Adverse Effect on the Company.

          Section 10.2.  In the Event of Termination:  In the event of
                         ---------------------------
termination of this Agreement:


          (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof to the party furnishing the same;

          (b) The provisions of Sections 9 and 10.3 shall continue in full force and effect; and

          (c) Other than pursuant to Sections 9 and 10.3, no party hereto shall have any liability or further obligation to any other party relating to the transactions contemplated hereby, provided that no such termination shall relieve any party from liability or a prior breach of this Agreement.

          Section 10.3.  Fees and Expenses.  The Company shall be responsible
                         -----------------
for the payment of all costs and expenses incurred by the Company in connection with the transactions contemplated hereunder, regardless of whether such transactions close, including, without limitation, all fees and expenses incurred in connection with the Proxy Materials and the fees and expenses of the Company's legal counsel and all third party consultants engaged by the Company to assist in the transactions. On the Closing Date, the Company shall reimburse the Purchaser for the Transaction Expenses (by wire transfer of same day funds). In the event that the Agreement is terminated, other than pursuant to Section 10.1(a)(ii) or Section 10.1(b)(iv) hereof, in addition to any other rights of the Purchaser hereunder, the Company shall promptly pay the Purchaser, by way of liquidated damages, a termination fee of $4,000,000, plus the Transaction
                                                            ----
Expenses (to the extent not already paid or reimbursed by the Company).

          Section 10.4.  Injunctive Relief.  The parties hereto acknowledge
                         -----------------
and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under the Agreement or at law or in equity.

          Section 10.5.  Independent Determination.  From and after the First
                         -------------------------
Closing Date, all decisions on behalf of the Company as to payment of indemnification pursuant hereto and otherwise regarding the Company's rights and obligations pursuant to this Agreement and the Ancillary Agreements shall be made by a committee of the board of directors consisting of all directors not elected by the holders of the Preferred Stock voting as a separate class and a decision of a majority of such directors shall be the decision of the committee. Nothing contained in this Section 10.5 shall prevent any Indemnified Party from receiving indemnification pursuant to some other source (such as, by way of example, the bylaws of the Company in the event that such Indemnified Party is a director of the Company and such director seeks indemnification due to circumstances that do not pertain to an alleged breach of this Agreement), and the determination as to whether indemnification pursuant to such other source is available shall be made in accordance with the procedures applicable thereto.

          Section 10.6.  Brokers, etc.  No brokerage fees shall be payable to
                         ------------
any Person in connection with the transactions contemplated hereunder, other than a fee to be payable to Furman Selz, LLC by the Company (in an amount to be negotiated).

          Section 10.7.  Assignment.  Neither this Agreement nor any of the
                         ----------
rights or obligations hereunder may be assigned by the Company without the prior written consent of the Purchaser, or by the Purchaser without the prior written consent of the Company, except that the Purchaser may, without such consent, assign its rights hereunder, in whole or in part, including, the right to acquire the Preferred Stock and the Warrants hereunder, to one or more affiliates of the Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

          Section 10.8.  Notices.  Unless otherwise provided herein, any
                         -------
notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, confirmed telecopy, or air courier guaranteeing overnight delivery, as follows:

     If to the Company:

          The Fortress Group, Inc.
          1921 Gallows Road, Suite 730
          Vienna, Virginia  22182
          Telephone:  (703) 442-4545
          Facsimile:  (703) 442-7730
          Attn:  J. Marshall Coleman

     with a copy to:  Secretary

     With an additional copy to:

          Arent Fox Kintner Plotkin & Kahn
          1050 Connecticut Avenue, NW
          Washington, DC 20036
          Telephone:  (202) 857-6235
          Facsimile:  (202) 857-6120
          Attn:  Jeffrey E. Jordan

     If to the Purchaser:

          Prometheus Homebuilders LLC
          c/o Lazard Freres Real Estate Investors, LLC
          Thirty Rockefeller Plaza, 63rd Floor
          New York, NY  10020
          Telephone:  (212) 632-6060
          Facsimile:  (212) 632-6052
          Attn:  Robert P. Freeman
                 Murry N. Gunty

     With a copy to:

          Latham & Watkins
          885 Third Avenue
          New York, NY  10022
          Telephone:  (212) 906-1200
          Facsimile:  (212) 751-4864
          Attn:  R. Ronald Hopkinson

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

          All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed;

when receipt acknowledged by addressee, if by telecopier transmission; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

          Section 10.9.  Choice of Law.  This Agreement shall be construed,
                         -------------
interpreted and the rights of the parties determined in accordance with the internal laws of the State of New York, without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          Section 10.10.  Entire Agreement; Amendments and Waivers.  This
                          ----------------------------------------
Agreement, including all schedules attached hereto (each, a "Schedule" and,
                                                             ---------
collectively, the "Schedules") constitutes the entire agreement among the
                   ---------
parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the written summary of proposed terms between the Company and the Purchaser. Capitalized terms used in the Schedules but not defined therein shall have the respective meanings ascribed to such terms in this Agreement. Any item disclosed in one Schedule shall be deemed to have been disclosed in all other Schedules.

          Section 10.11.  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 10.12.  Invalidity. In the event that any one or more of the
                          ----------
provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          Section 10.13.  Headings.  The headings of the Articles and Sections
                          --------
herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          Section 10.14.  Limitation of Liability.  In no event shall any
                          -----------------------
member, partner or representative of the Purchaser or of any partnership which is a partner of the Purchaser or any partner of any such partnership, or any direct or indirect stockholder, officer, director, partner, employee or any other such person, be personally liable for any obligation of the Purchaser under this Agreement. In no event shall any officer, director, employee or shareholder of the Company be personally liable for any obligation of the Company under this Agreement.

          Section 10.15  Abstention from Voting.  Neither the Purchaser nor
                         ----------------------
any assignee of the Purchaser shall vote on the resolution to be proposed to stockholders of the Company to authorize the issuance of the Securities.

          Section 10.16.  Mutual Agreement.  The Company shall have the right
                          ----------------
to issue a debt instrument in lieu of all or any portion of the Class AB Preferred Stock to be issued hereunder, provided that such debt instrument contains terms and conditions that are no less favorable to the Purchaser than the terms and conditions of the Class ABI Preferred Stock (such debt to have a maturity date of December 31, 2004). The parties hereby further agree that, between the date hereof and the date of the Second Closing, they shall mutually cooperate with a view to structuring the issuance of a portion of any debt issued in lieu of Class ABI Preferred Stock through a limited liability company Subsidiary formed by the Company. Notwithstanding the foregoing, nothing in this
Section 10.16 shall obligate the Purchaser to agree to any such structure.

          Section 10.17.   Apportionment of Stock Between Class ABI Preferred
                           --------------------------------------------------
Stock and Class ABII Preferred Stock. The parties will apportion the Class AB
------------------------------------
Preferred Stock to be issued between the Class ABI Preferred Stock and the Class ABII Preferred Stock to ensure that the Purchaser has no more than 45% of the total voting power of the Company on the date of issuance of such Class AB Preferred Stock with respect to the election of directors to the Board of Directors generally (other than directors elected exclusively by holders of Preferred Stock), but so that the Company shall issue the maximum amount of Class ABI Preferred Stock it is permitted to issue before issuing any Class ABII Preferred Stock.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                THE FORTRESS GROUP, INC.

                                    By: /s/ James J. Martell, Jr.
                                       -------------------------------
                                        Name: James J. Martell, Jr.
                                             -------------------------
                                        Title: President
                                              ------------------------


                                PROMETHEUS HOMEBUILDERS LLC

                                    By:  LF Strategic Realty Investors II L.P.,
                                         its member

                                    By:  Lazard Freres Real Estate Investors
                                         L.L.C., its general partner

                                    By: /s/ Anthony E. Meyer
                                       --------------------------------
                                        Name: Anthony E. Meyer
                                             --------------------------
                                        Title: Chief Investment Officer
                                              -------------------------

                                   EXHIBIT A

                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                           OPTIONAL AND OTHER SPECIAL
                     RIGHTS AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF
                                       OF
                            CLASS AA PREFERRED STOCK
                                       OF
                            THE FORTRESS GROUP, INC.

                                   EXHIBIT B

                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                           OPTIONAL AND OTHER SPECIAL
                     RIGHTS AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF
                                       OF
                           CLASS ABI PREFERRED STOCK
                                       OF
                            THE FORTRESS GROUP, INC.

                                   EXHIBIT C

                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                           OPTIONAL AND OTHER SPECIAL
                     RIGHTS AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF
                                       OF
                           CLASS ABII PREFERRED STOCK
                                       OF
                            THE FORTRESS GROUP, INC.

                                   EXHIBIT D

                                    FORM OF

                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT E

                                    FORM OF

                               WARRANT AGREEMENT

                                   EXHIBIT F

                                    FORM OF

                             STOCKHOLDERS AGREEMENT

                                   EXHIBIT G

                                    EXECUTED

                         STOCKHOLDERS VOTING AGREEMENT

                                   EXHIBIT H

                                 FORM OF BYLAWS
                                   AMENDMENTS

                                   EXHIBIT I

                         FORM OF CERTIFICATE AMENDMENTS

                                   EXHIBIT J

                           FORM OF BYLAWS AMENDMENTS
                                 - SUBSIDIARIES